ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-132747 Dated April 11, 2008

Yield Optimization Notes with Contingent Protection

Enhanced Income Strategies for Equity Investors

UBS AG $•   Notes linked to the shares of Financial Select Sector SPDR Fund due on or about October 31, 2008

Investment Description

Yield Optimization Notes with Contingent Protection (the ”Notes”) are notes issued by UBS AG (”UBS”) linked to the performance of the shares of the Financial Select Sector SPDR Fund (the ”underlying equity”). The Notes pay an enhanced coupon and provide either a return of principal or shares of the underlying equity at maturity. The enhanced coupon is designed to compensate you for the risk that you may receive at maturity the share delivery amount (as defined on page 2 of this free writing prospectus) of the underlying equity for each Note you hold, and that such share delivery amount could be worth less than your principal. At maturity, you will receive the share delivery amount of the underlying equity (subject to adjustments in the case of certain corporate events described in the accompanying YONCP product supplement under "General Terms of the Notes — Antidilution Adjustments") for each of your Notes if the closing price of the underlying equity falls below the specified trigger price on any trading day during the observation period. Otherwise, you will receive your principal in cash. We will make coupon payments during the term of the Notes regardless of the performance of the underlying equity. Investing in the Notes involves significant risks. You may lose some or all of your principal.

Features
☐	Enhanced coupon payments are made regardless of the performance of the underlying equity and are designed to compensate you for the fact that the Notes are not fully principal protected and that you could lose some or all of your principal.
☐	Contingent protection feature protects your principal only if the closing price of the underlying equity never falls below the trigger price during the observation period and you hold the Notes to maturity:
♦	If the closing price of the underlying equity never falls below the trigger price, at maturity you will receive a cash payment equal to your principal amount. You will not participate in any appreciation of the underlying equity at maturity.
♦	If the closing price of the underlying equity falls below the trigger price on any trading day during the observation period, at maturity you will receive the share delivery amount (as defined on page 2 of this free writing prospectus) of the underlying equity for each of your Notes. If you receive shares of the underlying equity at maturity, they may be worth less (or more) than your principal or may be worthless.

Key Dates*

Trade Date	April 25, 2008
Settlement Date	April 30, 2008
Coupon Payment Dates	July 30, 2008 and October 31, 2008
Final Valuation Date	October 28, 2008
Maturity Date	October 31, 2008
*	The Notes are expected to price on or about April 25, 2008 and settle on or about April 30, 2008. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.
Note Offering

These preliminary terms relate to Notes linked to the shares of the Financial Select Sector SPDR Fund (XLF). The Notes are offered at a minimum investment of one Note at $1,000 Per Note (representing a $1,000 investment). The coupon rate, initial price, trigger price and share delivery amount for the Notes will be set on the trade date.

Underlying Equity	Coupon Per Annum*	Initial Price	Trigger Price	Initial Share Delivery Amount	CUSIP	ISIN
Shares of Financial Select Sector SPDR Fund (XLF)	10% to 12%	•	80% of initial price	•	90261JBT9	US90261JBT97
*	Payable quarterly in arrears in two installments.

The prospectus related to the Financial Select Sector SPDR Fund, dated January 31, 2008 is attached to this free writing prospectus as Annex A for your review.

See “Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the YONCP product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus. See “Key Risks” on page 5 and the more detailed “Risk Factors” beginning on page PS-11 of the YONCP product supplement relating to the Notes for risks related to an investment in the Notes. Your Note does not guarantee any return of principal at maturity. At maturity, if you receive shares of the underlying equity, they may be worth less (or more) than your principal or may be worthless.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying YONCP product supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Notes	Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Financial Select Sector SPDR Fund (XLF)	•	100%	•	1.75%	•	98.25%

UBS Investment Bank

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC Web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-657-9836.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	YONCP product supplement dated April 10, 2008:

http://www.sec.gov/Archives/edgar/data/1114446/000139340108000265/v110095_690152-424b2.htm

♦	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Yield Optimization Notes with Contingent Protection” or the “Notes” refer to four different Notes that are offered hereby. Also, references to the “YONCP product supplement” mean the UBS product supplement, dated April 10, 2008, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus, dated March 27, 2006.

Indicative Terms

Issuer	UBS AG, Jersey Branch
Principal Amount per Note	$1,000
Term	6 months(1)
Coupon Payment	Coupon payment payable quarterly in arrears in two installments, regardless of the performance of the underlying equity, as specified on the first page of this free writing prospectus
Payment at Maturity (per Note)

➢

If the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period, at maturity we will pay you an amount in cash equal to your principal amount.

➢

If the closing price of the underlying equity falls below the trigger price on any trading day during the observation period, at maturity we will deliver to you the share delivery amount of the underlying equity for each Note you own.

Each Note is not fully principal protected. The shares you may receive at maturity could be worth less than your principal or may be worthless.
Share Delivery Amount	The “share delivery amount” shall mean a number of shares of the underlying equity equal to (i) the principal amount per Note (i.e., $1,000) divided by (ii) the initial price of one share of the underlying equity, as such share delivery amount may be adjusted (together with a corresponding adjustment to the trigger price) in the case of certain corporate events as described in the accompanying YONCP product supplement under “General Terms of the Notes — Antidilution Adjustments.” If our payment is to be made in shares of the underlying equity, upon delivering to you the share delivery amount at maturity of the Notes, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction, as determined by the calculation agent, multiplied by the closing price of the underlying equity on the final valuation date.
Closing Price	On any trading day, the last reported sale price of the underlying equity on the principal national securities exchange on which it is listed for trading
Initial Price	The closing price of the underlying equity on the trade date
Observation Period	The period starting on, and including, the trade date and ending on, and including, the final valuation date

Determining Payment at Maturity

You will receive the share delivery amount of the underlying equity for each Note you own (subject to adjustments in the case of certain corporate events, as described in the accompanying YONCP product supplement).

♦	If the market price of the underlying equity on the maturity date is less than the initial price, the shares you receive at maturity will be worth less than the principal amount of your Notes.
♦	If the market price of the underlying equity on the maturity date is greater than the initial price, the shares you receive at maturity will be worth more than the principal amount of your Notes.

Your Notes are not fully principal protected. The shares you may receive at maturity could be worth less than your principal or may be worthless.

(1)	In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes is six months.

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Investor Suitability

The Notes may be suitable for you if:

♦	You have a moderate to high risk tolerance.
♦	You are willing to receive shares of the underlying equity at maturity that may be worth less than your principal or may be worthless.
♦	You believe the market price of the underlying equity is not likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the underlying equity is not likely to fall below the trigger price at any time during the observation period.
♦	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the underlying equity.
♦	You are willing to accept the risk of fluctuations in the market price of the underlying equity.
♦	You are willing to invest in the Notes based on the anticipated coupon range (the actual coupon rate will be determined on the trade date).
♦	You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes.

The Notes may not be suitable for you if:

♦	You seek an investment that is 100% principal protected.
♦	You are not willing to receive shares of the underlying equity at maturity.
♦	You believe the market price of the underlying equity is likely to appreciate by more than the value of the coupons paid on the Notes.
♦	You believe the closing price of the underlying equity is likely to fall below the trigger price during the observation period.
♦	You are not willing to accept the risks of owning equities in general and the underlying equity in particular.
♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.
♦	You are unable or unwilling to hold the Notes to maturity.
♦	You seek an investment for which there will be an active secondary market.

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What Are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of a forward contract relating to the underlying equity. Under this characterization of the Notes, interest paid in respect of the Notes would be divided into two components for tax purposes: the debt component and the put option component.

Debt component — Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers would likely include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity. At maturity, the put option component would be taxed either as a short-term capital gain if the principal is repaid in cash or as a reduction of the cost basis if shares are delivered.

Underlying Equity	Coupon per Annum (to be determined on trade date)	Debt Component per Annum	Put Option Component per Annum
Shares of Financial Select Sector SPDR Fund (XLF)	10% to 12%	• %	• %

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as described above. In light of the uncertainty as to the United States federal income tax treatment, it is possible that your security could be treated as a single contingent short-term debt instrument. However, there are no specific rules that govern this type of instrument and therefore if your security were characterized as a single contingent short-term debt instrument, the tax treatment of your security would not be entirely clear. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes.

In addition, the Internal Revenue Service has recently released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. It is not clear whether the notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance they will ultimately issue, if any, and whether such guidance will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement and consult your tax advisor.

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Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the YONCP product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of Loss of Contingent Protection — Your principal will be protected only if the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period and the Notes are held to maturity. If the closing price of the underlying equity falls below the trigger price on any trading day during the observation period, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the underlying equity. Greater expected volatility with respect to the Notes’ underlying equity reflects a higher expectation as of the trade date that the underlying equity could fall below its trigger price over the term of the Notes. This greater expected risk will generally be reflected in a higher coupon payable on the Notes. The underlying equity volatility, however, can change significantly over the term of the Notes. The price of the underlying equity for your Note could fall sharply, which could result in a significant loss of principal.
♦	The amount you receive on the Notes at maturity will exceed their stated principal amount only in limited circumstances — Even though you will be subject to the risk of a decline in the price of the underlying equity, you will generally not participate in any appreciation in the price of the underlying equity. Your return on the Notes will not exceed the coupon payable on the Notes except for the situation in which (1) the closing price of the underlying equity is less than the trigger price on at least one day during the observation period (and, therefore, you receive shares instead of cash at maturity) and (2) the closing price of the underlying equity at maturity is greater than the initial price.
♦	Single ETF Risk — The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity and the underlying equity issuer, such as equity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events.
♦	There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.
♦	Owning the Notes is not the same as owning the underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Notes. Furthermore, the underlying equity may appreciate substantially during the observation period and you will not participate in such appreciation unless the closing price of the underlying equity falls below the trigger price at least once during the observation period. Moreover, you will only participate in the appreciation in these circumstances if the market price of the underlying equity on the maturity date is greater than the initial price.
♦	Credit of UBS — An investment in the Notes is subject to the credit risk of UBS, and the actual and perceived creditworthiness of UBS may affect the market value of the Notes.
♦	Price prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the underlying equity and the expected price volatility of the underlying equity, the dividend rate on the underlying equity, the time remaining to the maturity of your Notes, stock market volatility and levels, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.
♦	Impact of fees on secondary market prices — Generally, the market price of the Notes in the secondary market is likely to be lower than the initial public offering price of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.
♦	Potential UBS impact on market price of underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of your Notes.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the closing price on any trading day has fallen below the trigger price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the maturity date if a market disruption event occurs and is continuing on the final valuation date.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have recently published research or other opinions that may be inconsistent with the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.
♦	Antidilution adjustments — Although the calculation agent will adjust the amount payable at maturity by adjusting the number of shares of the underlying equity that may be delivered for certain corporate events affecting the underlying equity, such as stock splits and stock dividends, and certain other actions involving the underlying equity, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. If an event occurs that does not

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require the calculation agent to adjust the number of shares of underlying equity that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected. Regardless of the occurrence of one or more dilution events, you should note that at maturity you will only receive an amount in cash equal to your principal amount unless the closing price of the underlying equity falls below the trigger price (as such trigger price may be adjusted by the calculation agent upon occurrence of one or more such events) on any trading day during the observation period.
♦	In some circumstances, the payment you receive on the Notes may company and not be based on the underlying equity — Following the delisting, discontinuance or modification of the underlying equity and the subsequent substitution or replacement of the underlying equity by a successor or substitute equity or equities, the amount of cash or shares you receive at maturity may be based on such successor or substitute equity or equities. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the sections “General Terms of the Notes — Delisting or Suspension of Trading of the Underlying Equity” beginning on page PS-32 of the YONCP product supplement, and “General Terms of the Notes — Delisting, Discontinuance or Modification of an ETF” beginning on page PS-34 of the YONCP product supplement.
♦	Fluctuations relating to exchange rates may affect the value of your investment — Fluctuations in exchange rates may affect the value of your investment where the underlying equity is substituted or replaced by a security or securities quoted and traded in a foreign currency. Such substitution or replacement of the underlying equity by a security or securities issued by a non-U.S. company may occur following delisting or termination of the underlying equity (as described in the YONCP product supplement under “General Terms of the Notes — Delisting or Suspension of Trading of the Underlying Equity”). In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Notes. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Notes. As a consequence, such fluctuations could adversely affect an investment in the Notes if the underlying equity is substituted or replaced by a security or securities quoted and traded in a foreign currency.
♦	An investment in the Notes may be subject to risks associated with non-U.S. securities markets — Following delisting, discontinuance or modification of the underlying equity, the underlying equity may be substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a foreign currency. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.
♦	Failure of the underlying equity to track the level of the Financial Select Sector Index — While the underlying equity is designed and intended to track the level of the Financial Select Sector Index, various factors, including fees and other transaction costs, will prevent the underlying equity from correlating exactly with changes in the level of the Financial Select Sector Index. Accordingly, the performance of the underlying equity will not be equal to the performance of the Financial Select Sector Index during the term of the Notes.
♦	The shares of an ETF may be subject to additional currency exchange rate risk — If the underlying equity is an ETF that invests in securities that are traded on non-U.S. markets, the trading price of the securities in which the ETF invests generally will reflect the U.S. dollar value of those securities. Therefore, holders of Notes based upon an ETF that invests in non-U.S. markets will be exposed to currency exchange rate risk with respect to the currency in which such securities trade. The values of the currencies of the countries in which the underlying equity may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of each security in the ETF’s portfolio. If, taking into account such weighting, the dollar strengthens against the non-U.S. currency, the value of the securities in which an ETF invests will be adversely affected and the value of the Notes may decrease.

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♦	Management risk — The underlying equity is not managed according to traditional methods of ``active” investment management, which involve the buying and selling of securities based on economic, financial and market analysis and investment judgment. Instead, the underlying equity, utilizing a ``passive” or indexing investment approach, attempts to approximate the investment performance of the applicable underlying index by investing in a portfolio of securities that generally replicate that underlying index. Therefore, unless a specific security is removed from the underlying index, the underlying equity generally would not sell a security because the security’s issuer was in financial trouble.
♦	Limited operating history — The underlying equity may have a limited operating history. Although the shares of the underlying equity are listed for trading, there is no assurance that an active trading market will continue for the shares of the underlying equity or that there will be liquidity in the trading market.
♦	Fluctuation of NAV — The net asset value (the “NAV”) of the shares of an ETF may fluctuate with changes in the market value of the ETF securities holdings. The market prices of the shares of the ETF may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of an ETF may differ from its NAV per share; shares of an ETF may trade at, above or below their NAV per share.
♦	UBS cannot control actions by the underlying equity issuer, which may adjust the underlying equity in a way that could adversely affect the value of the Notes and the amount payable on the Notes, and the underlying equity issuer has no obligation to consider your interest — The policies of the underlying equity issuer concerning the calculation of the underlying equity's net asset value, additions, deletions or substitutions of common stocks held by the underlying equity and the manner in which changes affecting the underlying index are reflected in the underlying equity could affect the market price of shares of the underlying equity and, therefore, the amount payable on the Notes at maturity.
♦	The Notes are Subject to Emerging Markets Risk — Investments in securities linked to emerging market equity securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market companies may be more volatile and may be affected by market developments differently than U.S. companies. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market companies. Economic, social, political, financial and military factors could, in turn, negatively affect such companies’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market companies or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Notes are highly susceptible, before making a decision to invest in the Notes.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” on page PS-39 of the YONCP product supplement and consult your tax advisor about your tax situation.

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Hypothetical Examples

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount per note:	$1,000
Coupon per annum	12%, or $120 ($1,000 × 12% = $120)
Coupon payment (paid quarterly)	$30 per quarter ($120/4 = $30)
Total Coupon Payment	$60 per note ($30 × 2 = $60)
Initial price of the underlying equity:	$1,000 per share
Trigger price:	$800 (80% of initial price)
Share delivery amount:	1 share of the underlying equity
(Principal Amount per Note/Initial price of the underlying equity)
Dividend yield on the underlying equity**:	1%
*	Actual coupon and terms for the Notes to be set on the trade date.
**	Six-month dividend yield assumed received by holders of the underlying equity during the term of the Notes.
Scenario #1:	The closing price of the underlying equity never falls below the trigger price of $800 during the observation period.

Since the closing price of the underlying equity did not fall below the trigger price of $800 on any trading day during the observation period, principal is protected and you will receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the stock if the price appreciation of the underlying equity (plus dividends, if any) is less than 6%.

If the closing price of the underlying equity on the final valuation date is $1,000 (no change in the price of the underlying equity):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is 1% (including dividends).

If the closing price of the underlying equity on the final valuation date is $1,300 (an increase of 30%):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is 31% (including dividends).

If the closing price of the underlying equity on the final valuation date is $850 (a decline of 15%):

Payment at Maturity:	$1,000
Coupons:	$60
Total	$1,060
Total Return on the Notes:	6%

In this example, the total return on the Notes is 6% while the total return on the underlying equity is a loss of 14% (including dividends).

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Scenario #2:	The closing price of the underlying equity falls below the trigger price of $800 during the observation period.

Since the closing price of the underlying equity fell below the trigger price of $800 on one or more trading days during the observation period, you will receive at maturity share delivery amount of the underlying equity for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the closing price of the underlying equity on the maturity date.

If the closing price of the underlying equity on the maturity date is $500 (a decline of 50%):

Value of share received:	$500	($500 × 1 = $500)
Coupons:	$60
Total	$560
Total return on the Notes:	-44%

In this example, the total return on the Notes is a loss of 44% while the total return on the underlying equity is a loss of 49% (including dividends).

If the closing price of the underlying equity on the maturity date is $850 (a decline of 15%):

Value of share received:	$850	($850 × 1 = $850)
Coupons:	$60
Total	$910
Total return on the Notes:	-9%

In this example, the total return on the Notes is a loss of 9% while the total return on the underlying equity is a loss of 14% (including dividends).

If the closing price of the underlying equity on the maturity date is $1,150 (an increase of 15%):

Value of share received:	$1,150	($1,150 × 1= $1,150)
Coupons:	$60
Total	$1,210
Total return on the Notes:	21%

In this example, the total return on the Notes is 21% while the total return on the underlying equity is 16% (including dividends).

9

Hypothetical Return Table of the Notes at Maturity

The table below is based on the following assumptions*:

Term:	6 months
Coupon per annum**:	12%
Initial price:	$1,000 per share
Trigger price:	$800 (80% of the initial price)
Principal amount:	$1,000 per Note (set equal to the initial price)
Dividend yield on the underlying equity**:	1%
*	Actual coupon and terms for the Notes to be set on the trade date.
**	Coupon payment will be paid in arrears in two quarterly installments during the term of the Note on an unadjusted basis.
**	Six-month dividend yield assumed received by holders of the stock during the term of the Notes.

Underlying Stock			Trigger Event Does Not Occur(1)		Trigger Event Occurs(2)
Final Stock Price	Stock Price Return	Total Return at Maturity(3)	Payment at Maturity	Total Return at Maturity(4)	Payment at Maturity	Total Return at Maturity
$1,500	50%	51%	$1,060	6%	$1,560	56%
$1,450	45%	46%	$1,060	6%	$1,510	51%
$1,400	40%	41%	$1,060	6%	$1,460	46%
$1,350	35%	36%	$1,060	6%	$1,410	41%
$1,300	30%	31%	$1,060	6%	$1,360	36%
$1,250	25%	26%	$1,060	6%	$1,310	31%
$1,200	20%	21%	$1,060	6%	$1,260	26%
$1,150	15%	16%	$1,060	6%	$1,210	21%
$1,100	10%	11%	$1,060	6%	$1,160	16%
$1,050	5%	6%	$1,060	6%	$1,110	11%
$1,000	0%	1%	$1,060	6%	$1,060	6%
$950	-5%	-4%	$1,060	6%	$1,010	1%
$900	-10%	-9%	$1,060	6%	$960	-4%
$850	-15%	-14%	$1,060	6%	$910	-9%
$800	-20%	-19%	$1,060	6%	$860	-14%
$750	-25%	-24%	n/a	n/a	$810	-19%
$700	-30%	-29%	n/a	n/a	$760	-24%
$650	-35%	-34%	n/a	n/a	$710	-29%
$600	-40%	-39%	n/a	n/a	$660	-34%
$550	-45%	-44%	n/a	n/a	$610	-39%
$500	-50%	-49%	n/a	n/a	$560	-44%
$450	-55%	-54%	n/a	n/a	$510	-49%
$400	-60%	-59%	n/a	n/a	$460	-54%
$350	-65%	-64%	n/a	n/a	$410	-59%
$300	-70%	-69%	n/a	n/a	$360	-64%
(1)	A trigger event does not occur if the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period.
(2)	A trigger event occurs if the closing price of the underlying equity falls below the trigger price on at least one trading day during the observation period.
(3)	The final price of the underlying equity is as of the final valuation date, if the closing price of the underlying equity never falls below the trigger price during the observation period. If the closing price of the stock falls below the trigger price during the observation period, the final price of the underlying equity is as of the maturity date.
(4)	The total return at maturity on the underlying equity includes a 1% cash dividend payment.
(5)	The total return at maturity on the Notes includes coupon payments.
(6)	Payment will consist, in part, of underlying equity valued as of the final valuation date.
Information about the Underlying Equity

Included on the following pages is a brief description of the underlying issuer of the underlying equity. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the underlying equity. Partial data is provided for the first calendar quarter of 2008. We obtained the closing price information set forth below from Bloomberg, L.P. without independent verification. You should not take the historical prices of the underlying equity as an indication of future performance.

The underlying equity is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of the underlying equity with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuer of the underlying equity under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

10

Financial Select Sector SPDR Fund (XLF)

We have derived all information contained in this free writing prospectus regarding the Financial Select Sector SPDR Fund (the “XLF Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by SSgA Funds Management, Inc. (“SSFM”). We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. The XLF Fund is an investment portfolio maintained and managed by SSFM. SSFM is a registered investment company that consists of numerous separate investment portfolios, including the XLF Fund. The XLF Fund is an exchange traded fund that trades on the Amex under the ticker symbol “XLF.”

Information provided to or filed with the SEC by the XLF Fund pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file number 811-08837, through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of such information. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information. As a prospective purchaser of the Notes, you should undertake an independent investigation of the XLF Fund as in your judgment is appropriate to make an informed decision with respect to an investment in the XLF Fund shares.

The XLF Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index, its underlying index (the “Financial Select Sector Index”). The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market.

The XLF Fund pursues the indexing strategy of “replication” in attempting to track the performance of the Financial Select Sector Index. The XLF Fund will invest in all of the securities which comprise the Financial Select Sector Index. The XLF Fund will normally invest at least 95% of its total assets in common stocks that comprise the Financial Select Sector Index. The Financial Select Sector Index is a theoretical financial calculation, while the XLF Fund is an actual investment portfolio. The performance of the XLF Fund and the Financial Select Sector Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” The Index Fund, using a replication strategy, can be expected to have a lesser tracking error than a fund using representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

The Financial Select Sector Index is a modified cap-weighted index. The Financial Select Sector Index is intended to track the movements of companies that are components of the S&P 500 and are involved in the financial sector. Companies in the Financial Select Sector Index include companies from the following industries: diversified financial services; insurance; commercial banks; capital markets; real estate investment trusts (“REITs”); thrift & mortgage finance; consumer finance; and real estate management & development.

Because you may receive shares of the XLF Fund as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the XLF Fund, dated January 31, 2008, filed by Select Sector SPDR Trust (the “XLF Prospectus”) attached to this free writing prospectus as Annex A. In making your decision to invest in the Notes you should pay particular attention to the sections of the XLF Prospectus entitled “Principal Risks of the Funds” and “Risks Specific to Each Fund.”

11

Historical Information

The following table sets forth the quarterly high and low closing prices for the XLF Fund, based on daily closing prices on the Amex, as reported by Bloomberg L.P. The closing price of the XLF Fund on April 8, 2008 was $26.19.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003*	3/31/2003	$23.75	$19.62	$20.76
4/1/2003	6/30/2003	$25.96	$21.31	$24.55
7/1/2003	9/30/2003	$26.40	$24.74	$25.41
10/1/2003	12/31/2003	$28.20	$26.05	$28.13
1/2/2004	3/31/2004	$30.46	$28.09	$29.40
4/1/2004	6/30/2004	$29.71	$27.23	$28.58
7/1/2004	9/30/2004	$29.43	$27.31	$28.46
10/1/2004	12/31/2004	$30.58	$27.39	$30.53
1/3/2005	3/31/2005	$30.59	$28.00	$28.39
4/1/2005	6/30/2005	$29.67	$27.65	$29.47
7/1/2005	9/30/2005	$30.37	$29.03	$29.52
10/3/2005	12/30/2005	$32.45	$28.61	$31.67
1/3/2006	3/31/2006	$33.18	$31.32	$32.55
4/3/2006	6/30/2006	$34.16	$31.51	$32.34
7/3/2006	9/29/2006	$34.76	$31.62	$34.62
10/2/2006	12/29/2006	$37.12	$35.11	$36.74
1/3/2007	3/30/2007	$37.96	$34.80	$35.63
4/2/2007	6/29/2007	$38.02	$35.55	$36.18
7/2/2007	9/28/2007	$36.81	$32.06	$34.32
10/1/2007	12/31/2007	$35.89	$28.18	$28.93
1/2/2008	3/31/2008	$29.68	$23.45	$24.87
4/2/2008	4/8/2008**	$26.72**	$26.19**	$26.19**

*	The XLF Fund launched on December 16, 1998.
**	As of the date of this free writing prospectus, available information for the second calendar quarter of 2008 includes data for the period from April 2, 2008 through April 8, 2008. Accordingly, the“Quarterly High,"“Quarterly Low” and“Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2008.

The graph below illustrates the performance of the XLF Fund from 12/31/98 to 04/08/08, assuming a XLF Fund Starting Price of $26.19, which was the closing price of the XLF Fund on April 8, 2008, and a XLF Trigger Price equal to 80% of the XLF Fund Starting Price (the actual XLF Fund Starting Price and XLF Trigger Price will be determined on the Trade Date).

Source: Bloomberg L.P
Historical prices of the XLF Fund should not be taken as an indication of future performance.

12

Financial Select Sector Index

Description of the Financial Select Sector Index

All information in this free writing prospectus regarding the Financial Select Sector Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) or Amex. We have not independently verified such information. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Financial Select Sector Index is not an indication of future performance. Future performance of the Financial Select Sector Index may differ significantly from historical performance, either positively or negatively.

The Financial Select Sector Index is a modified market capitalization-based index, intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500 Index and are involved in the development or production of financial products. Companies in the Financial Select Sector Index include a wide array of diversified financial services firms whose business lines range from investment management to commercial and business banking. As of April 09, 2008, the Financial Select Sector Index included 92 component stocks.

The stocks included in the Financial Select Sector Index are selected by Merrill Lynch (the index compilation agent) in consultation with Standard & Poor’s (“S&P”), a division of The McGraw Hill Companies, Inc., from the universe of companies represented by the S&P 500 Index. The composition and weighting of the stocks included in the Financial Select Sector Index will likely differ from the composition and weighting of stocks included in any similar S&P 500 sector index that is published and disseminated by S&P. The Amex acts as the “Index Calculation Agent” in connection with the calculation and dissemination of the Financial Select Sector Index. S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Index Compilation Agent or any Select Sector SPDR Fund.

Calculation Methodology

The Financial Select Sector Index is calculated using a base-weighted aggregate methodology; that means the level of the Financial Select Sector Index reflects the total market value of all of its component stocks relative to a particular base period. Total market value of a company is determined by multiplying the price of the stock by the number of common shares outstanding. An indexed number is used to represent the results of the aggregate market value calculation in order to make the value easier to work with and track over time.

The daily calculation of the Financial Select Sector Index is computed by dividing the total market value of the companies in the Financial Select Sector Index by a number called the Index Divisor (the “Index Advisor”). By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the Financial Select Sector Index, it is the only link to the original base period value of the Financial Select Sector Index. The Index Divisor keeps the Financial Select Sector Index comparable over time and adjustments to the Index Divisor ensure that there are no changes in the Underlying Index level as a result of non-market forces (corporate actions, replacements of stocks in a Financial Select Sector Index, weighting changes, etc.).

Four times a year on a Friday close to the end of each calendar quarter, the share totals of the companies in the S&P 500® Index are updated by S&P. This information is utilized to update the share totals of companies in the Financial Select Sector Index. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the market value of the Financial Select Sector Index.

S&P will advise the index calculation agent regarding the handling of non-routine corporate actions which may arise from time to time and which may have an impact on the calculation of the S&P 500 Index and, consequently, on the calculation of the Financial Select Sector Index corporate actions such as a merger or acquisition, stock splits, routine spin-offs, etc., which require adjustments in the Financial Select Sector Index calculation, will be handled by the Amex and Index Divisor adjustments, calculated when necessary, are handled by S&P in its maintenance of the S&P 500 Index. In the event a merger or acquisition changes the relative importance of a company’s participation in two or more sectors in a major way, the Select Sector Index assignment of the stock may change. In any event, a new Index Divisor for affected Select Sector Indices will be disseminated promptly by the index calculation agent.

13

License Agreement with S&P

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Financial Select Sector Index, in connection with securities, including the Notes. The Financial Select Sector Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this free writing prospectus:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Financial Select Sector Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index , which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Financial Select Sector Index. S&P is not responsible for and has not participated in thedetermination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE FINANCIAL SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE FINANCIAL SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE FINANCIAL SELECT SECTOR INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the Notes.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of December 31, 2007 (audited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	405,220	357,457
Total Debt	405,220	357,457
Minority Interest(2)	6,951	6,132
Shareholders' equity	35,585	31,391
Total capitalization	447,756	394,979
(1)	includes Money Market Paper and Medium Term Notes as per Balance sheet position
(2)	includes Trust preferred securities

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.88213 (the exchange rate in effect as of December 31, 2007).

14

ANNEX A

SELECT SECTOR SPDRS(R) LOGO

Prospectus

The Consumer Discretionary Select Sector SPDR® Fund
The Consumer Staples Select Sector SPDR® Fund
The Energy Select Sector SPDR® Fund
The Financial Select Sector SPDR® Fund
The Health Care Select Sector SPDR® Fund
The Industrial Select Sector SPDR® Fund
The Materials Select Sector SPDR® Fund
The Technology Select Sector SPDR® Fund
The Utilities Select Sector SPDR® Fund
January 31, 2008

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. Shares in the Funds are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government, nor are Shares deposits or obligations of any bank. Such Shares in the Funds involve investment risks, including the loss of principal.

i

OVERVIEW OF THE FUNDS

The Select Sector SPDR® Trust consists of nine separate investment portfolios (each a “Select Sector SPDR Fund” or a “Fund” and collectively the “Select Sector SPDR Funds” or the “Funds”). Each Select Sector SPDR Fund is an “index fund” that invests in a particular sector or group of industries represented by a specified Select Sector Index. The companies included in each Select Sector Index are selected on the basis of general industry classification from a universe of companies defined by the Standard & Poor’s 500 Composite Stock Index (“S&P 500”)* . The nine Select Sector Indexes (each a “Select Sector Index”) upon which the Funds are based together comprise all of the companies in the S&P 500. The investment objective of each Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in a particular sector or group of industries, as represented by a specified market sector index. SSgA Funds Management, Inc. (the “Adviser”) manages each Fund.

The shares of each Select Sector SPDR Fund (the “Shares”) are listed on a national securities exchange (the “Exchange”). The Shares trade on the Exchange at market prices that may differ to some degree from the Shares’ net asset values. Each Select Sector SPDR Fund issues and redeems Shares on a continuous basis — at net asset value — only in a large, specified number of Shares called a “Creation Unit.”**  Creation Units are issued and redeemed principally in-kind for securities included in the relevant Select Sector Index. Except when aggregated in Creation Units, the Shares are not redeemable securities of the Select Sector SPDR Funds.

Who Should Invest?

Each Select Sector SPDR Fund is designed for investors who seek a relatively low-cost “passive” approach for investing in a portfolio of equity securities of companies in a particular sector or group of industries as represented by a specified Select Sector Index. Taken together, the Select Sector SPDR Funds are

         *  “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500”, “500”, “Standard & Poor’s Depositary Receipts®”, “SPDR®”, “Select Sector SPDR”, “Select Sector SPDRs” and “Select Sector Standard & Poor’s Depositary Receipts” are trademarks of The McGraw-Hill Companies, Inc.
         ** Except that under the “Dividend Reinvestment Service” described further in the Statement of Additional Information, Shares may be created in less than a Creation Unit and upon termination of a Fund, Shares may be redeemed in less than a Creation Unit.

designed to represent all 500 stocks included in the S&P 500. Bought and sold separately, the Select Sector SPDR Funds are designed to enable investors to tailor asset allocations within the universe of S&P 500 companies to fit their particular investment needs.

Select Sector SPDR Funds may be suitable for long-term investment in the market or market segment represented in the relevant Select Sector Index. Shares of each Select Sector SPDR Fund may also be used as an asset allocation tool or as a speculative trading instrument. Unlike conventional mutual funds which are only bought and sold at closing net asset values, each Select Sector SPDR Fund’s Shares have been designed to be tradable in a secondary market on the Exchange on an intraday basis and to be created and redeemed principally in-kind in Creation Units at each day’s next calculated net asset value. These arrangements are designed to protect ongoing shareholders from adverse effects on the portfolio of a Select Sector SPDR Fund that could arise from frequent cash creation and redemption transactions that may affect the net asset value of such Fund. Moreover, in contrast to conventional mutual funds where portfolio securities may need to be sold to fund redemptions, potentially generating taxable gains for shareholders, the in-kind redemption mechanism of the Select Sector SPDR Funds generally will not lead to a tax event for ongoing shareholders who remain invested in the applicable Fund.

The Funds, Their Ticker Symbols and Their Investment Objective

Each Select Sector SPDR Fund seeks to provide investment results that, before expenses, correspond to the price and yield performance of its benchmark Select Sector Index. The Funds and the Select Sector Indexes are as follows:

The Consumer Discretionary Select Sector SPDR Fund (Symbol: XLY)

The Consumer Discretionary Select Sector Index includes companies from the following industries: retail (specialty, multi-line, internet and catalog); media; hotels, restaurants & leisure; household durables; textiles, apparel & luxury goods; automobiles, auto components and distributors; leisure equipment & products; and diversified consumer services.

The Consumer Staples Select Sector SPDR Fund (Symbol: XLP)

The Consumer Staples Select Sector Index includes companies from the following industries: food & staples retailing; household products; food products; beverages; tobacco; and personal products.

The Energy Select Sector SPDR Fund (Symbol: XLE)

The Energy Select Sector Index includes companies from the following industries: oil, gas & consumable fuels and energy equipment & services.

The Financial Select Sector SPDR Fund (Symbol: XLF)

The Financial Select Sector Index includes companies from the following industries: diversified financial services; insurance; commercial banks; capital markets; real estate investment trusts (“REITs”); thrift & mortgage finance; consumer finance; and real estate management & development.

The Health Care Select Sector SPDR Fund (Symbol: XLV)

The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals; health care providers & services; health care equipment & supplies; biotechnology; life sciences tools & services; and health care technology.

The Industrial Select Sector SPDR Fund (Symbol: XLI)

The Industrial Select Sector Index includes companies from the following industries: industrial conglomerates; aerospace & defense; machinery; air freight & logistics; road & rail; commercial services & supplies; electrical equipment; construction & engineering; building products; airlines; and trading companies & distributors.

The Materials Select Sector SPDR Fund (Symbol: XLB)

The Materials Select Sector Index includes companies from the following industries: chemicals; metals & mining; paper & forest products; containers & packaging; and construction materials.

The Technology Select Sector SPDR Fund (Symbol: XLK)

The Technology Select Sector Index includes companies from the following industries: computers & peripherals; software; diversified telecommunication services; communications equipment; semiconductor & semiconductor equipment; internet software & services; IT services; wireless telecommunication services; electronic equipment & instruments; and office electronics.

The Utilities Select Sector SPDR Fund (Symbol: XLU)

The Utilities Select Sector Index includes companies from the following industries: electric utilities; multi-utilities; independent power producers & energy traders; and gas utilities.

Principal Strategies of the Funds

Each Fund utilizes a low cost “passive” or “indexing” investment approach to attempt to approximate the investment performance of its benchmark Select Sector Index. The Adviser believes that over time the correlation between each Fund’s performance and that of its Select Sector Index, before expenses, will be 95% or better, although there is no guarantee that such correlation will be achieved. A figure of 100% will indicate perfect correlation.

Each Fund generally will hold all of the securities which comprise its Select Sector Index. There may, however, be instances where the Adviser may choose to overweight another stock in a Select Sector Index, purchase securities not included within a Select Sector Index which the Adviser believes are appropriate to substitute for Select Sector Index securities or utilize various combinations of other available investment techniques in seeking to accurately track a Select Sector Index.

Each Fund will normally invest at least 95% of its total assets in common stocks that comprise its Select Sector Index. The Funds have adopted an investment policy that requires each Fund to provide shareholders with at least 60 days notice prior to any material change in a Fund’s 95% investment policy or its Select Sector Index. The Board of Trustees of the Trust (the “Board”) may change a Fund’s investment strategy and other policies without shareholder approval, except as otherwise indicated. The Board may not change a Fund’s investment objective without shareholder approval.

Principal Risks of the Funds

Each Fund’s Shares will change in value, and you could lose money by investing in a Fund. A Fund may not achieve its objective. An investment in a Fund is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

								Consumer	Consumer			Health
					Non-	Index		Discretionary	Staples	Energy	Financial	Care	Industrial	Materials	Technology	Utilities
		Index	Market	Management	Diversification	Tracking	Concentration	Sector	Sector	Sector	Sector	Sector	Sector	Sector	Sector	Sector
Ticker	Name	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk	Risk

XLY	The Consumer Discretionary Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓	✓

XLP	The Consumer Staples Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓		✓

XLE	The Energy Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓			✓

XLF	The Financial Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓				✓

XLV	The Health Care Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓					✓

XLI	The Industrial Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓						✓

XLB	The Materials Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓							✓

XLK	The Technology Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓								✓

XLU	The Utilities Select Sector SPDR Fund	✓	✓	✓	✓	✓	✓									✓

Index Risk:  Unlike many investment companies, the Funds are not actively “managed.” Therefore, a Fund may not sell a stock because the stock’s issuer is in financial trouble, unless that stock is removed from the relevant Select Sector Index. A Fund may not perform the same as its benchmark Select Sector Index due to tracking error.

Market Risk:  An investment in a Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in stock prices. You should anticipate that the value of the Shares will decline, more or less, in correlation with any decline in value of the Fund’s applicable Select Sector Index. The value of equity securities could decline generally or could underperform other investments.

Management Risk:  Because a Fund may, under certain circumstances, hold less than the total number of stocks in its benchmark Index, the Fund is subject to management risk. This is the risk that the Adviser’s security selection process, which is subject to a number of constraints, may not produce the intended results.

Non-Diversification Risk:  Each Fund is non-diversified and, as a result, may have greater exposure to volatility than other funds. Because a non-diversified fund may invest a larger percentage of its assets in securities of a single company or a single industry than diversified funds, the performance of that company or industry can have a substantial impact on a Select Sector SPDR Fund’s share price. Each Select Sector SPDR Fund intends to maintain the required level of diversification so as to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in order to avoid liability for federal income tax to the extent that its earnings are distributed to shareholders. Compliance with diversification requirements of the Internal Revenue Code could limit the investment flexibility of a Fund.

Index Tracking Risk:  Each Fund’s return may not match the return of its respective benchmark Select Sector Index as a result of Fund expenses and other factors. For example, a Fund incurs a number of operating expenses not applicable to the Fund’s relevant Select Sector Index, and incurs costs in buying and selling securities, especially when rebalancing a Fund’s securities holdings to reflect changes in the composition of the relevant Select Sector Index, or representative sample of the relevant Select Sector Index. A Fund may not be fully invested at times, either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses.

Concentration Risk:  Each Fund’s assets may be concentrated in an industry or group of industries to the extent that the applicable Select Sector Index concentrates in a particular industry or group of industries. By concentrating its assets in a single industry or group of industries, a Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry or group of industries will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Risks Specific to Each Fund

Each Fund is subject to the additional risks associated with concentrating its investments in companies in the market sector that its benchmark Select Sector Index targets. Additional Fund specific risks include:

Consumer Discretionary Sector Risk (The Consumer Discretionary Select Sector SPDR Fund):  The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and international economy, interest rates, competitive and consumer confidence. Success depends heavily on disposable household income and consumer spending. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace.

Consumer Staples Sector Risk (The Consumer Staples Select Sector SPDR Fund):  Companies in this Select Sector Index are subject to government regulation affecting the permissibility of using various food additives and production methods, which regulations could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal products companies may be strongly affected by fads, marketing campaigns and other factors affecting supply and demand.

Energy Sector Risk (The Energy Select Sector SPDR Fund):  Energy companies in this Select Sector Index develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact this Select Sector SPDR Fund’s performance.

Financial Sector Risk (The Financial Select Sector SPDR Fund):  Financial services companies are subject to extensive governmental regulation which may limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change or due to increased competition. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments affecting real estate could have a major effect on the value of real estate securities (which include REITs).

Health Care Sector Risk (The Health Care Select Sector SPDR Fund):  Companies in the healthcare sector are heavily dependent on patent protection. The expiration of patents may adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. Many new products are subject to approval of the Food and Drug Administration. The process of obtaining such approval can be long and costly. Health care companies are also subject to competitive forces that may make it difficult to raise prices and, in fact, may result in price discounting.

Industrial Sector Risk (The Industrial Select Sector SPDR Fund):  Stock prices for the types of companies included in this industry are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events and economic conditions will likewise affect the performance of these companies. Transportation stocks are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreement and insurance costs. The Fund may also be susceptible to the same risks as the Materials Select Sector SPDR Fund.

Materials Sector Risk (The Materials Select Sector SPDR Fund):  Many companies in this sector are significantly affected by the level and volatility of commodity prices, the exchange value of the dollar, import controls, and worldwide competition. At times, worldwide production of industrial materials has exceeded demand as a result of over-building or economic downturns, leading to poor investment returns or losses. Other risks may include liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control. The success of equipment manufacturing and distribution companies is closely tied to overall capital spending levels, which are influenced by an individual company’s profitability and broader factors such as interest rates and cross-border competition. The basic industries sector may also be affected by economic cycles, technical progress, labor relations, and government regulations.

Technology Sector Risk (The Technology Select Sector SPDR Fund):  Products included in this Select Sector Index include software, including internet software, communications equipment, computers and peripherals, electronic equipment, office electronics and instruments and semiconductor equipment and products. The financial condition of, and investor interest in, defense companies are heavily influenced by governmental defense spending policies. Defense spending is under pressure from efforts to control the U.S. budget. Competitive pressures may have a significant effect on the financial condition of companies in the technology sector. Also, many of the products and services offered by technology companies are subject to the risk of rapid obsolescence. The Fund may also be susceptible to the same risks as the Utilities Select Sector SPDR Fund. Other risks include those related to regulatory changes such as the possible adverse effects on profits of recent increased competition among technology companies and the uncertainties resulting from such companies’

diversification into new domestic and international businesses, as well as agreements by any such companies linking future rate increases to inflation or other factors not directly related to the actual operating profits of the enterprise.

Utilities Sector Risk (The Utilities Select Sector SPDR Fund):  The rates that traditional regulated utility companies may charge their customers generally are subject to review and limitation by governmental regulatory commissions. Although rate changes of a utility usually fluctuate in approximate correlation with financing costs due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility debt securities (and, to a lesser extent, equity securities) tends to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable.

Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants; the effects of energy conservation and the effects of regulatory changes.

Performance Bar Charts and Tables

The bar charts and tables below provide some indication of the risks of investing in the Funds by showing the variability of the Funds’ returns based on net assets and comparing the Funds’ performance to a broad measure of market performance. Past performance (both before and after taxes) is not necessarily an indication of how the Funds will perform in the future. The after-tax returns presented below are calculated using highest historical individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Your actual after-tax returns will depend on your specific tax situation and may differ from those shown below. After-tax returns are not relevant to investors who hold their Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. After-tax returns may be higher than before-tax returns due to an assumed benefit from capital losses that would have been realized had Shares been sold at the end of the relevant periods.

The Consumer Discretionary Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 24.72% for the quarter ended December 31, 2001, and the lowest quarterly return was −17.25% for the quarter ended September 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	−13.36%	8.20%	4.13%

Return After Taxes on Distributions	−13.53%	8.06%	3.92%

Return After Taxes on Distributions and Redemption of Creation Units	−8.45%	7.12%	3.49%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Consumer Discretionary Select Sector Index (reflects no deductions for fees, expenses or taxes)(2)	−13.21%	8.46%	4.41%

(1)	Investment operations commenced on December 16, 1998.

(2)	Index performance from the Fund’s inception to June 21, 2002 is based on the Cyclical/Transportation Select Sector Index (the predecessor to the Fund’s underlying index).

The Consumer Staples Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 20.03% for the quarter ended June 30, 2000, and the lowest quarterly return was −14.12% for the quarter ended June 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	12.49%	9.63%	2.77%

Return After Taxes on Distributions	12.12%	9.32%	2.37%

Return After Taxes on Distributions and Redemption of Creation Units	8.57%	8.33%	2.19%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Consumer Staples Select Sector Index (reflects no deductions for fees, expenses or taxes)	12.77%	10.00%	3.06%

(1)	Investment operations commenced on December 16, 1998.

The Energy Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 20.99% for the quarter ended September 30, 2005, and the lowest quarterly return was −18.92% for the quarter ended September 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	36.34%	30.69%	16.13%

Return After Taxes on Distributions	36.11%	30.41%	15.64%

Return After Taxes on Distributions and Redemption of Creation Units	23.87%	27.53%	14.26%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Energy Select Sector Index (reflects no deductions for fees, expenses or taxes)	36.75%	31.09%	16.47%

(1)	Investment operations commenced on December 16, 1998.

The Financial Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 23.56% for the quarter ended September 30, 2000, and the lowest quarterly return was −17.14% for the quarter ended September 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	−18.77%	8.15%	5.14%

Return After Taxes on Distributions	−19.27%	7.72%	4.64%

Return After Taxes on Distributions and Redemption of Creation Units	−11.89%	7.02%	4.27%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Financial Select Sector Index (reflects no deductions for fees, expenses or taxes)	−18.63%	8.47%	5.41%

(1)	Investment operations commenced on December 16, 1998.

The Health Care Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 15.95% for the quarter ended December 31, 1999, and the lowest quarterly return was −20.25% for the quarter ended June 30, 2001.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	6.93%	7.26%	5.33%

Return After Taxes on Distributions	6.67%	7.04%	5.13%

Return After Taxes on Distributions and Redemption of Creation Units	4.85%	6.26%	4.59%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Health Care Select Sector Index (reflects no deductions for fees, expenses or taxes)(2)	7.18%	7.54%	5.62%

(1)	Investment operations commenced on December 16, 1998.

(2)	Index performance from the Fund’s inception to June 21, 2002 is based on the Consumer Services Select Sector Index (the predecessor to the Fund’s underlying index).

The Industrial Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 19.47% for the quarter ended June 30, 1999, and the lowest quarterly return was −18.41% for the quarter ended September 30, 2001.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	13.20%	15.50%	7.76%

Return After Taxes on Distributions	12.96%	15.23%	7.37%

Return After Taxes on Distributions and Redemption of Creation Units	8.91%	13.61%	6.64%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Industrial Select Sector Index (reflects no deductions for fees, expenses or taxes)	13.48%	15.85%	8.08%

(1)	Investment operations commenced on December 16, 1998.

The Materials Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 23.09% for the quarter ended December 31, 2003, and the lowest quarterly return was −22.96% for the quarter ended September 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	21.98%	18.52%	10.58%

Return After Taxes on Distributions	21.58%	18.11%	9.88%

Return After Taxes on Distributions and Redemption of Creation Units	14.71%	16.29%	8.98%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Materials Select Sector Index (reflects no deductions for fees, expenses or taxes)	22.08%	18.90%	10.95%

(1)	Investment operations commenced on December 16, 1998.

The Technology Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 31.46% for the quarter ended December 31, 1999, and the lowest quarterly return was −32.56% for the quarter ended December 31, 2000.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	15.20%	13.54%	−0.78%

Return After Taxes on Distributions	15.08%	13.37%	−0.87%

Return After Taxes on Distributions and Redemption of Creation Units	10.05%	11.86%	−0.68%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Technology Select Sector Index (reflects no deductions for fees, expenses or taxes)	15.39%	13.79%	−0.55%

(1)	Investment operations commenced on December 16, 1998.

The Utilities Select Sector SPDR Fund

During the periods shown above, the highest quarterly return for the Fund was 21.19% for the quarter ended June 30, 2003, and the lowest quarterly return was −22.46% for the quarter ended September 30, 2002.

Average Annual Total Return	One	Five	Since
(for periods ended December 31, 2007)	Year	Years	Inception(1)

Return Before Taxes	19.11%	21.11%	7.91%

Return After Taxes on Distribution	18.63%	20.52%	6.95%

Return After Taxes on Distributions and Redemption of Creation Units	13.00%	18.59%	6.37%

Standard & Poor’s 500 Index (reflects no deductions for fees, expenses or taxes)	5.49%	12.83%	4.28%

The Utilities Select Sector Index (reflects no deductions for fees, expenses or taxes)	19.38%	21.50%	8.14%

(1)	Investment operations commenced on December 16, 1998.

FEES AND EXPENSES

The table describes the fees and expenses that you may pay if you buy and hold Shares of the Select Sector SPDR Funds(1).

	The Consumer	The Consumer				The		The
	Discretionary	Staples	The Energy	The Financial	The Health Care	Industrial	The Materials	Technology	The Utilities
	Select Sector	Select Sector	Select Sector	Select Sector	Select Sector	Select Sector	Select Sector	Select Sector	Select Sector
	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund	SPDR Fund

I. Shareholder Transaction Expenses
A. Creation Transaction Expenses
Through the Continuous Net Settlement System of the National Securities Clearing Corporation (“NSCC”)(a)	$500	$500	$500	$500	$500	$500	$500	$500	$500
Outside NSCC(a)	Up to	Up to	Up to	Up to	Up to	Up to	Up to	Up to	Up to
	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000
B. Redemption Transaction Expenses
Through NSCC(b)	$500	$500	$500	$500	$500	$500	$500	$500	$500
Outside NSCC(b)	Up to	Up to	Up to	Up to	Up to	Up to	Up to	Up to	Up to
	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000	$2,000
II. Annual Fund Operating Expenses (expenses that are deducted from a Fund’s assets)(2)
Management Fees(c)	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%	0.05%
12b-1 Fees(d)	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%	0.07%
Other Operating Expenses	0.11%	0.11%	0.11%	0.11%	0.11%	0.11%	0.11%	0.11%	0.11%
Total Annual Fund Operating Expenses	0.23%	0.23%	0.23%	0.23%	0.23%	0.23%	0.23%	0.23%	0.23%

(1)	You will incur customary brokerage commissions when buying and selling Shares of the Funds.

(2)	Expressed as a percentage of average daily net assets.

(a)	The creation transaction fee is the same regardless of the number of Creation Units being purchased pursuant to any one creation order. One Creation Unit consists of 50,000 Shares.

(b)	The redemption transaction fee is the same regardless of the number of Creation Units being redeemed pursuant to any one redemption order. One Creation Unit consists of 50,000 Shares.

(c)	Each Fund has entered into an Investment Advisory Agreement with the Adviser and as compensation for the services provided to the Funds under the Investment Advisory Agreement, each Fund pays the Adviser a fee accrued daily and paid monthly at the annualized rate of 0.05% for the first $12.5 billion of average daily net assets of the Trust and 0.04% thereafter.

(d)	The Board has voted to limit payments under each Fund’s 12b-1 plan to 0.07% at least through January 31, 2009 of its average daily net assets, although payments up to 0.25% are authorized.

Examples

This example is intended to help you compare the cost of investing in a Select Sector SPDR Fund with the cost of investing in other funds. Each Select Sector SPDR Fund creates and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the relevant Select Sector Index. Shares in less than Creation Unit aggregations are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the relevant Select Sector Index), assuming a 5% annual return and that each Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment in a Creation Unit is for illustration purposes only, as Shares will be issued by a Select Sector SPDR Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only and should not be considered indications of expected Select Sector SPDR Fund expenses or performance, which may be greater or lesser than the estimates.

An investor would pay the following expenses, assuming no redemptions:

	1 Year	3 Years	5 Years	10 Years
	($)	($)	($)	($)

The Consumer Discretionary Select Sector SPDR Fund	24	74	130	293
The Consumer Staples Select Sector SPDR Fund	24	74	130	293
The Energy Select Sector SPDR Fund	24	74	130	293
The Financial Select Sector SPDR Fund	24	74	130	293
The Health Care Select Sector SPDR Fund	24	74	130	293
The Industrial Select Sector SPDR Fund	24	74	130	293
The Materials Select Sector SPDR Fund	24	74	130	293
The Technology Select Sector SPDR Fund	24	74	130	293
The Utilities Select Sector SPDR Fund	24	74	130	293

Example — Based on a Creation Unit

Each Fund issues and redeems Shares at net asset value only in blocks of 50,000 Shares called Creation Units. Generally, only institutions or large investors purchase or redeem Creation Units. A standard transaction fee is charged to each purchase or redemption of Creation Units. The fee is a single charge and will be the same regardless of the number of Creation Units purchased or redeemed on the same day. An additional fee of up to three (3) times the standard transaction fee will be charged in certain circumstances as described later in this Prospectus under “Purchase and Redemption of Creation Units”, which would cause the expenses set forth below to be higher. Investors who hold Creation Units will also pay the annual Fund operating expenses described under “Fees and Expenses” earlier in this Prospectus. As of September 30, 2007, assuming a 5% return each year for Shares purchased through the Clearing Process, the chart below provides total costs of a Creation Unit redeemed after one year, three years, five years and ten years.

	Approximate	Creation	Redemption
	Value of	Transaction	Transaction
Fund Name	Creation Unit	Fee	Fee	1 Year	3 Years	5 Years	10 Years
	($)	($)	($)	($)	($)	($)	($)

The Consumer Discretionary Select Sector SPDR Fund	1,837,000	500	500	5,326	14,606	24,794	54,830
The Consumer Staples Select Sector SPDR Fund	1,397,000	500	500	4,290	11,347	19,095	41,936
The Energy Select Sector SPDR Fund	3,749,500	500	500	9,830	28,772	49,565	110,872
The Financial Select Sector SPDR Fund	1,714,000	500	500	5,036	13,695	23,201	51,225
The Health Care Select Sector SPDR Fund	1,770,500	500	500	5,169	14,114	23,932	52,881
The Industrial Select Sector SPDR Fund	2,046,000	500	500	5,818	16,155	27,501	60,954
The Materials Select Sector SPDR Fund	2,107,500	500	500	5,963	16,610	28,297	62,756
The Technology Select Sector SPDR Fund	1,350,000	500	500	4,179	10,999	18,486	40,559
The Utilities Select Sector SPDR Fund	1,995,000	500	500	5,698	15,777	26,840	59,460

ADDITIONAL INVESTMENT STRATEGIES,
RISKS AND OTHER CONSIDERATIONS

Additional Investment Strategies

Each Select Sector SPDR Fund may invest its remaining assets in money market instruments, including repurchase agreements, or funds that invest exclusively in money market instruments, including: affiliated money market funds (subject to applicable limitations under the Investment Company Act of 1940, as amended (“1940 Act”), in convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors such as the movement of a particular stock or stock index), swaps and in options and futures contracts. Swaps, options and futures contracts, convertible securities and structured notes may be used by a Fund in seeking performance that corresponds to its benchmark Select Sector Index and in managing cash flows. Each Fund will not take temporary defensive positions. The Adviser anticipates that, under normal circumstances, it may take approximately five business days for additions and deletions to the S&P 500 to be reflected in the portfolio composition of each Fund.

Borrowing Money.  Each Select Sector SPDR Fund may borrow money from a bank up to a limit of 10% of the value of its assets, but only for temporary or emergency purposes.

Lending Securities.  Each Select Sector SPDR Fund may lend securities from its holdings via a securities lending program through State Street Bank and Trust Company (“State Street”) to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions and for other purposes. A securities lending program allows a Fund to receive a portion of the income generated by lending its securities and investing the respective collateral. A Fund will receive collateral for each loaned security which is marked to market each trading day. In the securities lending program, the borrower generally has the right to vote the loaned securities, however a Fund may call loans to vote proxies if a material issue affecting the investment is to be voted upon. Such loans may be terminated at any time by a Fund.

Additional Risks

Trading Issues.  Although Shares are listed for trading on the Exchange, there can be no assurance that an active trading market for such Shares will develop or be maintained. Trading in Shares on the Exchange may be halted due to market conditions or for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading in Shares on the Exchange is subject to trading halts caused by extraordinary market volatility pursuant to Exchange “circuit breaker” rules. There can be no assurance that the requirements of the Exchange necessary to maintain the listing of a Select Sector SPDR Fund will be met, continue to be met or will remain unchanged.

Fluctuation of Net Asset Value.  The net asset value of the Shares will generally fluctuate with changes in the market value of a Select Sector SPDR Fund’s securities holdings. The market prices of Shares will generally fluctuate in accordance with changes in a Fund’s net asset value and supply and demand of Shares on the Exchange. It can not be predicted whether Shares will trade below, at or above their net asset value. Price differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares will be closely related to, but not identical to, the same forces influencing the prices of the securities of the applicable Select Sector Index trading individually or in the aggregate at any point in time. However, given that Shares can be created and redeemed in Creation Units (unlike shares of many closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their net asset value), the Adviser believes that large discounts or premiums to the net asset value of Shares should not be sustained. While the creation/redemption feature is designed to make it likely that Shares normally trade close to the applicable Fund’s net asset value, disruptions to creations and redemptions may result in trading prices that differ significantly from such Fund’s net asset value.

Lending of Securities.  Although each Select Sector SPDR Fund that may lend its portfolio securities will receive collateral in connection with all loans of its securities holdings, a Select Sector SPDR Fund would be exposed to a risk of loss should a borrower default on its obligation to return the borrowed securities (e.g., the loaned securities may have appreciated beyond the value of the collateral held by the Fund). In addition, a Select Sector SPDR Fund will bear the risk of loss of any cash collateral that it may invest.

Continuous Offering.  The method by which Creation Units are purchased and traded may raise certain issues under applicable securities laws. Because new Creation Units are issued and sold by each Fund on an ongoing basis, at any point a “distribution,” as such term is used in the Securities Act of 1933, as amended (the “Securities Act”), may occur.

Broker-dealers and other persons are cautioned that some activities on their part may, depending on the circumstances, result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

For example, a broker-dealer firm or its client may be deemed a statutory underwriter if it takes Creation Units after placing an order with the principal underwriter, breaks them down into individual Shares, and sells such Shares directly to customers, or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for Shares. A determination of whether one is an underwriter for purposes of the Securities Act must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to categorization as an underwriter.

Broker-dealer firms should also note that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. This is because the prospectus delivery exemption in Section 4(3) of the Securities Act is not available with respect to such transactions as a result of Section 24(d) of the 1940 Act. The Trust, however, has received exemptive relief from Section 4(3) of the Securities Act. Dealers who are not underwriters are exempt from the prospectus delivery obligations subject to certain terms and conditions which have been set forth in a Securities and Exchange Commission (“SEC”) exemptive order issued to the Trust.

Leverage.  To the extent that a Select Sector SPDR Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on net asset value of any increase or decrease in the market value of a Select Sector SPDR Fund’s portfolio securities.

Other Considerations

Construction and Maintenance Standards for the Select Sector Indexes

Each Select Sector Index is developed and maintained in accordance with the following criteria:

•	Each of the component securities in a Select Sector Index is a constituent company of the S&P 500.

•	Each stock in the S&P 500 is allocated to one and only one of the Select Sector Indexes.

•	The Index Compilation Agent, Merrill Lynch Pierce Fenner & Smith Incorporated (“Merrill Lynch”), assigns each constituent stock of the S&P 500 to a Select Sector Index. The Index Compilation Agent, after consultation with S&P, assigns a company’s stock to a particular Select

Sector Index on the basis of such company’s sales and earnings composition and the sensitivity of the company’s stock price and business results to the common factors that affect other companies in each Select Sector Index. S&P has sole control over the removal of stocks from the S&P 500 and the selection of replacement stocks to be added to the S&P 500. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500 component stocks, which is the sole responsibility of the Index Compilation Agent.

•	Each Select Sector Index is calculated by the Exchange’s Index Services Group using a modified “market capitalization” methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements. See “Construction and Maintenance Standards for the Select Sector Indexes” under “GENERAL DESCRIPTION OF THE TRUST” in the Statement of Additional Information (the “SAI”).

MANAGEMENT

Adviser.  SSgA Funds Management, Inc. serves as the Adviser to the Trust and, subject to the supervision of the Board, is responsible for the investment management of the Select Sector SPDR Funds. The Adviser provides an investment management program for each Fund and manages the investment of each Fund’s assets. The Adviser and other affiliates of State Street Corporation make up State Street Global Advisors (“SSgA”), the investment management arm of State Street Corporation. As of December 31, 2007, the Adviser managed approximately $144 billion in assets. As of December 31, 2007, SSgA managed approximately $1.98 trillion in assets, including approximately $367 billion in equity index funds. The Adviser’s principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

For the services provided to the Select Sector SPDR Funds under the Investment Advisory Agreement, for the fiscal year ended September 30, 2007, each Fund paid the Adviser a monthly fee based on the Trust’s average daily net assets computed and accrued daily and payable monthly at the following annual rates: 0.05% for the first $12.5 billion of average daily net assets of the Trust and 0.04% thereafter. Accordingly, for the year ended September 30, 2007, the fee pursuant to the Investment Advisory Agreement was equivalent to an effective rate of 0.047% of the Funds’ average daily net assets. From time to time, the Adviser may waive all or a portion of its fee.

For a discussion regarding the Board’s consideration of the previous year’s Investment Advisory Agreement, please see the Trust’s Semi-Annual Report for the period ended March 31, 2007.

Portfolio Managers.  The Adviser manages the Select Sector SPDR Funds using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within each team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups within SSgA. Each portfolio management team is overseen by the SSgA Investment Committee.

Key professionals primarily involved in the day-to-day portfolio management for each Select Sector SPDR Fund include Lynn Blake and John Tucker.

Ms. Blake, CFA, is a Managing Director of SSgA and a Principal of the Adviser. She joined the firm in 1987 and is the Head of Non-US Markets in the Global Structured Products Group. Ms. Blake received a Bachelor of Science degree from the School of Management at Boston College and an MBA degree in Finance from Northeastern University. She is a member of the Boston Security Analysts Society.

Mr. Tucker, CFA, is a Vice President of SSgA and a Principal of the Adviser. He joined the firm in 1988 and is the Unit Head for the firm’s Exchange Traded Funds Management Team. Mr. Tucker received a BA in Economics from Trinity College and an MS in Finance from Boston College. He is a member of the Boston Security Analysts Society.

Additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Funds is available in the SAI.

Administrator, Custodian, and Transfer Agent.  State Street, part of State Street Corporation, is the Administrator for each Select Sector SPDR Fund, the Custodian of each Select Sector SPDR Fund’s assets, and serves as the Transfer Agent to the Select Sector SPDR Funds.

Lending Agent.  State Street is the securities lending agent for the Trust. For its services, the lending agent receives a portion of the net investment income, if any, earned on the collateral for the securities loaned.

Distributor.  ALPS Distributors, Inc. is the Distributor of each Select Sector SPDR Fund’s Shares. The Distributor will not distribute Shares in less than Creation Units, and it does not maintain a secondary market in the Shares. The Distributor may enter into agreements with other broker-dealers or other qualified financial institutions for the sale of Creation Units of Shares.

The Board has adopted for each Select Sector SPDR Fund a distribution plan pursuant to Rule 12b-1 under the 1940 Act. In accordance with its Rule 12b-1 plan, each Fund is authorized to pay an amount up to 0.25% of its average daily net assets per annum for certain distribution related activities. Each Fund has limited its 12b-1 fee to 0.07% of its average daily net assets at least through January 31, 2009. Because these fees are paid out of each Fund’s assets, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

INDEX LICENSES

The Trust pays an annual licensing fee to (i) S&P equal to the greater of 0.03% of the aggregate net assets of the Trust or $450,000 (the “S&P Fee”), and

(ii) Merrill Lynch equal to 0.03% of the aggregate net assets of the Trust. The S&P Fee is payable in full on each anniversary of the first day of trading, December 22, 1998. The fee to Merrill Lynch is payable on a quarterly basis. Each Select Sector SPDR Fund will pay its proportionate share of the fees based on the relative net assets of such Fund.

DETERMINATION OF NET ASSET VALUE

Net asset value per Share for each Select Sector SPDR Fund is computed by dividing the value of the net assets of such Select Sector SPDR Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees, including the management fees, are accrued daily and taken into account for purposes of determining net asset value. The net asset value of each Select Sector SPDR Fund is calculated by the Custodian and determined each business day, normally at the close of regular trading of the New York Stock Exchange (“NYSE”) (ordinarily 4:00 p.m., New York time) (“Closing Time”).

In computing a Select Sector SPDR Fund’s net asset value per Share, the Select Sector SPDR Fund’s securities holdings, except for those traded on the NASDAQ, are valued based on their last sale price. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities traded on the NASDAQ are valued at the NASDAQ official close price. Other portfolio securities and assets for which market quotations are not readily available are valued based on fair value as determined in good faith by the Pricing and Investment Committee in accordance with procedures adopted by the Board. In these cases, a Select Sector SPDR Fund’s net asset value may reflect certain portfolio securities’ fair values rather than their market prices. Fair value pricing involves subjective judgments and it is possible that the fair value determination for a security is materially different than the value that could be realized upon the sale of the security.

BUYING AND SELLING SELECT SECTOR SPDR FUNDS

The Select Sector SPDR Fund Shares are listed for secondary trading on the Exchange. If you buy or sell Select Sector SPDR Fund Shares in the secondary market, you may incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a round trip (purchase and sale) transaction. The Select Sector SPDR Fund Shares will trade on the Exchange at prices that may differ to varying degrees from the daily net asset values of the Shares. Given, however, that Select Sector SPDR Fund Shares can be issued and redeemed daily in Creation Units, the Adviser believes that large discounts and premiums to net asset value should not be sustained for very long.

PURCHASE AND REDEMPTION OF CREATION UNITS

Except for the purpose of dividend reinvestment, each Select Sector SPDR Fund issues Shares and redeems Shares only in Creation Units (50,000 Shares per Creation Unit) at their net asset value on a continuous basis only on a day the Exchange is open for business.

The Funds impose no restrictions on the frequency of creations (i.e., purchases) and redemptions. The Board evaluated the risks of market timing activities by the Funds’ shareholders when they considered that no restriction or policy was necessary. The Board considered that, unlike traditional mutual funds, each Select Sector SPDR Fund issues and redeems its shares at net asset value per share for a basket of securities intended to represent a Fund’s portfolio, plus a small amount of cash, and a Fund’s shares may be purchased and sold on the exchange at prevailing market prices. Given this structure, the Board determined that it is unlikely that (a) market timing would be attempted by the Funds’ shareholders or (b) any attempts to market time the Funds by shareholders would result in negative impact to the Funds or their shareholders.

Investors such as market-makers, large investors and institutions may wish to transact in Creation Units directly with a Fund. Set forth below is a brief description of the procedures applicable to creation and redemption of Creation Units. For more detailed information, see “PURCHASE AND REDEMPTION OF CREATION UNITS” in the SAI.

Creation

In order to create (i.e., purchase) Creation Units of a Select Sector SPDR Fund, an investor must deposit a designated portfolio of equity securities constituting a substantial replication, or a representation, of the stocks included in the relevant Select Sector SPDR Fund’s Select Sector Index (the “Deposit Securities”) and generally make a small cash payment referred to as the “Cash Component.” The list of the names and the number of shares of the Deposit Securities are made available by the Custodian through the facilities of the National Securities Clearing Corporation (“NSCC”), immediately prior to the opening of business each day of the Exchange. The Cash Component represents the difference between the net asset value of a Creation Unit and the market value of the Deposit Securities, and includes the Dividend Equivalent Payment. In the case of custom orders, cash-in-lieu may be added to the Cash Component, at a Fund’s discretion, to replace any Deposit Securities that the Authorized Participant (as defined below) may not be eligible to trade. The

Dividend Equivalent Payment is an amount intended to enable a Select Sector SPDR Fund to make a distribution of dividends on the next dividend payment date as if all the portfolio securities of the Fund had been held for the entire dividend period. See the SAI for a description as to the manner in which the Dividend Equivalent Payment is calculated.

Orders must be placed in proper form by or through either (i) a “Participating Party”, i.e., a broker-dealer or other participant in the clearing process of the Continuous Net Settlement System of the NSCC (the “Clearing Process”); or (ii) a DTC Participant, that, in either case, has entered into an agreement with the Distributor and the Transfer Agent, subject to acceptance by the Trust, with respect to creations and redemptions of Creation Units (“Participant Agreement”). The Distributor maintains a list of the names of Participants who have signed a Participant Agreement (each, an “Authorized Participant” and collectively, the “Authorized Participants”).

The Participant Agreement sets forth the time(s) associated with order placement and other terms and conditions associated with placing an order. Due to the rebalancing of an Index or other reasons beyond the Trust’s control, Authorized Participants may be notified that the cut-off time for an order may be earlier on a particular business day. Such notification will be made as far in advance as possible.

A fixed transaction fee of $500 is applicable to each creation transaction regardless of the number of Creation Units created in the transaction. An additional charge of up to three (3) times the fixed transaction fee (for a total charge of up to $2,000) may be imposed with respect to transactions effected outside the Clearing Process (through a DTC Participant) and in the limited circumstances specified in the SAI in which any cash can be used in lieu of Deposit Securities to create Creation Units.

Shares may be issued in advance of receipt of Deposit Securities subject to various conditions including a requirement to maintain on deposit with the Trust cash at least equal to 115% of the market value of the missing Deposit Securities. Any such transaction effected must be effected outside the Clearing Process. See “PURCHASE AND REDEMPTION OF CREATION UNITS” in the SAI.

Legal Restrictions on Transactions in Certain Stocks (Purchase).  An investor subject to a legal restriction with respect to a particular stock required to be deposited in connection with the creation of a Creation Unit may, at the Fund’s discretion, be permitted to submit a custom order, as further described in the SAI, and deposit an equivalent amount of cash in substitution for any stock which would otherwise be included in the Deposit Securities applicable to the creation of a Creation Unit.

Redemption

The Custodian makes available immediately prior to the opening of business on the Exchange, through the facilities of the NSCC, the list of the names and the number of Shares of each Select Sector SPDR Fund’s portfolio securities that will be applicable that day to redemption requests in proper form (“Fund Securities”). Fund Securities received on redemption may not be identical to Deposit Securities which are applicable to creations of Creation Units. The redemption proceeds generally consist of the Fund Securities, plus cash in an amount equal to the difference between the net asset value of the Shares being redeemed as next determined after receipt by the Transfer Agent of a redemption request in proper form, and the value of the Fund Securities (the “Cash Redemption Amount”), less the applicable transaction fee and, if applicable, any transfer taxes. Should the Fund Securities have a value greater than the net asset value of the Shares, a compensating cash payment to the Trust equal to the differential will be required to be arranged for by, or on behalf of, the redeeming shareholder by the Participating Party or DTC Participant, as the case may be. For more detail, see “PURCHASE AND REDEMPTION OF CREATION UNITS” in the SAI.

Orders to redeem Creation Units of a Select Sector SPDR Fund may only be effected by or through a Participating Party (with respect to redemptions through the Clearing Process) or a DTC Participant (with respect to redemptions outside the Clearing Process) at the time(s) and in accordance with the other terms and conditions set forth in the Participant Agreement. Due to the rebalancing of a Select Sector Index or other reasons beyond the Trust’s control, Authorized Participants may be notified that the cut-off time for an order may be earlier on a particular business day. Such notification will be as far in advance as possible.

A fixed transaction fee of $500 is applicable to each redemption transaction regardless of the number of Creation Units redeemed in the transaction. An additional charge of up to three (3) times the fixed transaction fee (for a total charge of up to $2,000) may be charged with respect to transactions effected outside the Clearing Process and in the limited circumstances specified in the SAI in which any cash may be used in lieu of securities to redeem Creation Units.

Legal Restrictions on Transactions in Certain Stocks.  An investor subject to a legal restriction with respect to a particular stock included in the Fund Securities applicable to the redemption of a Creation Unit may, at the Fund’s discretion, be paid an equivalent amount of cash. See “PURCHASE AND REDEMPTION OF CREATION UNITS” in the SAI for information on other situations where cash may be substituted for stock(s).

DISTRIBUTIONS

Dividends and Capital Gains.  As a Select Sector SPDR Fund shareholder, you are entitled to your share of the Fund’s income and net realized gains on its investments. Each Select Sector SPDR Fund pays out substantially all of its net earnings to its shareholders as “distributions.”

Each Select Sector SPDR Fund typically earns income dividends from stocks and interest from debt securities. These amounts, net of expenses and taxes (if applicable), are passed along to Fund shareholders as “income dividend distributions.” Each Select Sector SPDR Fund realizes capital gains or losses whenever it sells securities. Net long-term capital gains are distributed to shareholders as “capital gain distributions.”

Income dividend distributions, if any, for the Funds are distributed to shareholders quarterly. Net capital gains are distributed at least annually. Dividends may be declared and paid more frequently to improve Select Sector Index tracking or to comply with the distribution requirements of the Internal Revenue Code. In addition, each Select Sector SPDR Fund intends to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities as if the Select Sector SPDR Fund owned the underlying investment securities for the entire dividend period. As a result, some portion of each distribution may result in a return of capital. You will be notified regarding the portion of the distribution which represents a return of capital.

Distributions in cash may be reinvested automatically in additional whole Shares only if the broker through whom you purchased Shares makes such option available.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of each Select Sector SPDR Fund’s portfolio securities is available in the SAI.

TAX MATTERS

As with any investment, you should consider how your Select Sector SPDR Fund investment will be taxed. The tax information in this Prospectus is provided as general information. You should consult your own tax professional about the tax consequences of an investment in a Select Sector SPDR Fund.

Unless your investment in a Select Sector SPDR Fund is through a tax-exempt entity or tax-deferred retirement account, such as a 401(k) plan, you need to be aware of the possible tax consequences when:

•	The Select Sector SPDR Fund makes distributions,

•	You sell Shares listed on the Exchange, and

•	You create or redeem Creation Units.

Taxes on Distributions.  Each Select Sector SPDR Fund will distribute any net investment income quarterly, and any net realized long-term or short-term capital gains annually. Each Select Sector SPDR Fund may also pay a special distribution at the end of the calendar year to comply with federal tax requirements. In general, your distributions are subject to federal income tax when they are paid, whether you take them in cash or reinvest them in a Select Sector SPDR Fund. The income dividends and short-term capital gains distributions you receive from the Funds will be taxed as either ordinary income or qualified dividend income. Dividends that are designated as qualified dividend income are eligible for the reduced maximum rate to individuals of 15% (5% for individuals in lower tax brackets) to the extent that a Fund receives qualified dividend income and subject to certain limitations. Long-term capital gains distributions will result from gains on the sale or exchange of capital assets held by a Fund for more than one year. Any long-term capital gains distributions you receive from the Funds are taxable as long-term capital gain regardless of how long you have owned your shares. Long-term capital gains are currently taxed at a maximum of 15%. Absent further legislation, the maximum 15% tax rate on qualified dividend income and long-term capital gains will cease to apply to taxable years beginning after December 31, 2010.

Distributions paid by a Select Sector SPDR Fund in January that are declared and have a record date in October, November or December of the previous year will be treated for Federal tax purposes as having been paid on December 31 of the previous year. The Funds will inform you of the amount of your ordinary income dividends, qualified dividend income and capital gain distributions shortly after the close of each calendar year.

Distributions in excess of a Select Sector SPDR Fund’s current and accumulated earnings and profits are treated as a tax-free return of capital to the extent of your basis in the Shares, and as capital gain thereafter. A distribution will reduce a Select Sector SPDR Fund’s net asset value per Share and may be taxable to you as ordinary income or capital gain even though, from an investment standpoint, the distribution may constitute a return of capital.

Foreign Income Taxes.  Investment income received by the Select Sector SPDR Funds from sources within foreign countries may be subject to foreign income taxes withheld at the source. The U.S. has entered into tax treaties with many foreign countries which would entitle the Funds to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax for the Funds in advance since the amount of the assets to be invested within various countries is not known.

Non-U.S. Investors.  If you are not a citizen or permanent resident of the United States, each Fund’s ordinary income dividends will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies or unless such income is effectively connected with your conduct of a U.S. trade or business. A Fund may, under certain circumstances, designate all or a portion of a dividend as an “interest-related dividend” or as a “qualified short-term capital gain dividend,” provided that such income would not be subject to federal income tax if earned directly by the non-U.S. shareholders. The Fund would not be required to withhold amounts in respect of U.S. tax on such payments. These rules apply to dividends with respect to taxable years of the Fund beginning before January 1, 2008. Distributions of a Fund attributable to gains from sales or exchanges of “U.S. real property interests,” as defined in the Code and Treasury Regulations (including gains on the sale or exchange of shares in certain U.S. real property holding corporations, which may include certain REITs, and certain REIT capital gain dividends) will generally be subject to federal withholding tax and may give rise to an obligation on the part of the non-US shareholder to file a federal tax return. Also, such gain may be subject to a 30% branch profits tax in the hands of a foreign shareholder that is a corporation.

Non-U.S. investors are encouraged to review the SAI for additional discussion of these issues. Prospective investors are urged to consult their tax advisors regarding the specific tax consequences relating to the proposed legislation.

Taxes on Exchange-Listed Share Sales.  Currently, any capital gain or loss realized upon a sale of Shares is generally treated as long-term capital gain or loss if the Shares have been held for more than one year and as short-term capital gain or loss if the Shares have been held for one year or less, except that any capital loss on the sale of Shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such Shares.

Taxes on Creations and Redemptions of Creation Units.  A person who exchanges equity securities for Creation Units generally will recognize a gain or loss. The gain or loss will be equal to the difference between the market value of the Creation Units at the time and the exchanger’s aggregate basis in the securities surrendered and the Cash Component paid. A person who exchanges Creation Units for equity securities will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Creation Units and the aggregate market value of the securities received and the Cash Redemption Amount. The Internal Revenue Service, however, may assert that a loss realized upon an exchange of securities for Creation Units cannot be deducted currently under the rules governing “wash sales,” or on the basis that there has been no significant change in economic position. Persons exchanging securities should consult their own tax advisor with respect to whether wash sale rules apply and when a loss might be deductible.

Under current federal tax laws, any capital gain or loss realized upon a redemption of Creation Units is generally treated as long-term capital gain or loss if the Shares have been held for more than one year and as a short-term capital gain or loss if the Shares have been held for one year or less.

If you create or redeem Creation Units, you will be sent a confirmation statement showing how many Shares you purchased or sold and at what price.

Backup Withholding.  The Select Sector SPDR Funds will be required in certain cases to withhold at applicable withholding rates and remit to the United States Treasury the amount withheld on amounts payable to any shareholder who (1) has provided the Funds either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the Internal Revenue Service for failure to properly report payments of interest or dividends, (3) who has failed to certify to the Funds that such shareholder is not subject to backup withholding, or (4) has not certified that such shareholder is a U.S. person (including a U.S. resident alien).

The foregoing discussion summarizes some of the consequences under current federal tax law of an investment in a Select Sector SPDR Fund. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Select Sector SPDR Fund under all applicable tax laws.

ADDITIONAL INFORMATION CONCERNING THE ROLE OF
S&P, MERRILL LYNCH AND THE EXCHANGE

The stocks included in each Select Sector Index are selected by Merrill Lynch acting as Index Compilation Agent in consultation with S&P from the universe of companies represented by the S&P 500. The composition and weighting of the stocks included in each Select Sector Index will likely differ from the composition and weighting of stocks included in any similar S&P 500 sector index that is published and disseminated by S&P. The Exchange acts as “index calculation agent” in connection with the calculation and dissemination of each Select Sector Index.

S&P does not sponsor, endorse, sell or promote the Shares. Additionally, Merrill Lynch and the Exchange do not sponsor or promote the Shares.

Neither S&P, Merrill Lynch nor the Exchange make any representation or warranty, express or implied, to the owners of Shares of the Select Sector SPDR Funds or any member of the public regarding the ability of a Select Sector SPDR Fund to track the performance of the various sectors represented in the stock market. Additionally, S&P does not make any representation or warranty, express or implied, to the owners of the Shares or any member of the public regarding the advisability of investing in securities generally or in the Shares particularly.

S&P’s only relationship to the Index Compilation Agent is the licensing of certain trademarks and trade names of S&P and of the S&P 500 which is determined, composed and calculated by S&P without regard to Merrill Lynch or any Select Sector SPDR Fund. S&P has no obligation to take the needs of the Index Compilation Agent, the Trust or the owners of Shares of the Select Sector SPDR Funds into consideration in determining, composing or calculating the S&P 500.

S&P does not guarantee the accuracy and/or completeness of the S&P 500, the Select Sector Indexes or any data included therein. S&P makes no warranty, express or implied, as to results to be obtained by Merrill Lynch, the Trust, owners of the product, or any other person or entity from the use of the S&P 500, the Select Sector Indexes or any data included therein in connection with the rights licensed under the license agreement or for any other use. S&P makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the S&P 500, the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect or consequential damages (including lost profits), even if notified of the possibility of such damages.

The Select Sector Indexes identified herein are determined, composed and calculated without regard to the shares of any Select Sector SPDR Fund or the issuer thereof. Merrill Lynch and the Exchange are not responsible for, nor have they participated in, the determination of the timing of, prices of, or quantities of the shares of any Select Sector SPDR Fund to be issued, nor in the determination or calculation of the equation by which the shares are redeemable.

Although Merrill Lynch seeks to obtain and provide information to the Exchange from sources which it considers reliable, Merrill Lynch and the Exchange do not guarantee the accuracy and/or the completeness of any Select Sector Index or any data included therein. Merrill Lynch and the Exchange make no warranty, express or implied, as to results to be obtained by the Trust as licensee, licensee’s customers and counterparties, owners of the shares, or any other person or entity from the use of the Select Sector Indexes or any data included therein in connection with the rights licensed as described herein or for any other use. Merrill Lynch and the Exchange make no express or implied warranties, and each hereby expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Select Sector Indexes or any data included therein. Without limiting any of the foregoing, in no event shall Merrill Lynch or the Exchange have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

GENERAL INFORMATION

The Trust was organized as a Massachusetts business trust on June 10, 1998. If shareholders of a Fund are required to vote on any matters, shareholders are entitled to one vote for each Share they own. Annual meetings of shareholders will not be held except as required by the 1940 Act and other applicable law. See the SAI for more information concerning the Trust’s form of organization.

For purposes of the 1940 Act, Shares of the Trust are issued by the respective Select Sector SPDR Funds and the acquisition of Shares by investment companies is subject to the restrictions of section 12(d)(1) of the 1940 Act. The Trust has received exemptive relief from Section 12(d)(1) to allow registered investment companies to invest in the Select Sector SPDR Funds beyond the limits set forth in Section 12(d)(1), subject to certain terms and conditions as set forth in an SEC exemptive order issued to the Trust, including that such investment companies enter into an agreement with the Trust.

From time to time, the Select Sector SPDR Funds may advertise yield and total return figures. Yield is a historical measure of dividend income, and total return is a measure of past dividend income (assuming that it has been reinvested) plus capital appreciation. Neither yield nor total return should be used to predict the future performance of a Select Sector SPDR Fund.

Clifford Chance US LLP serves as counsel to the Trust, including each Select Sector SPDR Fund. PricewaterhouseCoopers LLP serves as the independent registered public accounting firm and will audit each Fund’s financial statements annually.

FINANCIAL HIGHLIGHTS

For a Select Sector SPDR outstanding throughout each period

The financial highlights tables are intended to help you understand each Fund’s financial performance for the past five fiscal years. Certain information reflects the performance results for a single Fund Share. The total returns in the table represent the rate that an investor would have earned (or lost) on an investment in each Fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, the Trust’s independent registered public accounting firm, whose report, along with each Fund’s financial highlights and financial statements, are included in the 2007 Annual Report to Shareholders of each of the Funds, which is available upon request.

	The Consumer Discretionary
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$34.95	$32.46	$31.22	$27.61	$22.73

Net investment income	0.37	0.32 (1)	0.27 (1)	0.24	0.18
Net realized and unrealized gain (loss) (2)	1.80	2.53	1.19	3.59	4.84

Total from investment operations	2.17	2.85	1.46	3.83	5.02

Net equalization credits and charges	(0.03)	(0.05)	0.04	(0.01)	0.02

Distributions to shareholders from:
Net investment income	(0.35)	(0.31)	(0.26)	(0.21)	(0.16)

Net asset value, end of period	$36.74	$34.95	$32.46	$31.22	$27.61

Total return (3)	6.07%	8.70%	4.82%	13.83%	22.27%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$729,341	$429,980	$277,558	$254,431	$229,187
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.28%	0.28%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.31%
Ratio of net investment income (loss) to average net assets	0.93%	0.98%	0.82%	0.69%	0.66%
Portfolio turnover rate (4)	5.65%	12.06%	18.03%	2.61%	28.68%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(4)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Consumer Staples
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$25.34	$23.28	$21.66	$20.30	$19.83

Net investment income	0.59	0.50 (1)	0.42 (1)	0.34	0.34
Net realized and unrealized gain (loss) (2)	2.60	2.04	1.60	1.35	0.50

Total from investment operations	3.19	2.54	2.02	1.69	0.84

Net equalization credits and charges	(0.01)	0.02	0.02	0.02	— (3)

Distributions to shareholders from:
Net investment income	(0.58)	(0.50)	(0.42)	(0.35)	(0.37)

Net asset value, end of period	$27.94	$25.34	$23.28	$21.66	$20.30

Total return (4)	12.69%	11.13%	9.44%	8.38%	4.31%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$2,090,505	$1,480,041	$857,861	$617,237	$276,106
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.27%	0.27%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.30%
Ratio of net investment income (loss) to average net assets	2.18%	2.10%	1.84%	1.62%	1.87%
Portfolio turnover rate (5)	5.76%	7.55%	24.17%	2.84%	37.16%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Less than $0.005 per share.

(4)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(5)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Energy
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$53.48	$53.65	$35.00	$23.99	$21.14

Net investment income	0.78	0.64	0.58 (1)	0.51 (1)	0.50
Net realized and unrealized gain (loss) (2)	21.49	(0.14)	18.67	10.98	2.83

Total from investment operations	22.27	0.50	19.25	11.49	3.33

Net equalization credits and charges	0.01	— (3)	(0.04)	0.03	(0.01)

Distributions to shareholders from:
Net investment income	(0.77)	(0.67)	(0.56)	(0.51)	(0.47)

Net asset value, end of period	$74.99	$53.48	$53.65	$35.00	$23.99

Total return (4)	41.87%	0.87%	55.29%	48.27%	15.87%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$4,882,544	$4,014,453	$3,431,320	$1,463,233	$395,863
Ratio of expenses to average net assets	0.23%	0.24%	0.25%	0.27%	0.28%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.31%
Ratio of net investment income (loss) to average net assets	1.19%	1.18%	1.36%	1.70%	2.06%
Portfolio turnover rate (5)	7.00%	18.00%	10.32%	9.70%	6.72%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Less than $0.005 per share.

(4)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(5)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Financial
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$34.64	$29.50	$28.51	$25.41	$20.66

Net investment income	0.84 (1)	0.77	0.67 (1)	0.58	0.49 (1)
Net realized and unrealized gain (loss) (2)	(0.53)	5.22	1.07	3.10	4.75

Total from investment operations	0.31	5.99	1.74	3.68	5.24

Net equalization credits and charges	0.22	(0.08)	(0.06)	0.02	— (3)

Distributions to shareholders from:
Net investment income	(0.89)	(0.77)	(0.69)	(0.60)	(0.49)

Net asset value, end of period	$34.28	$34.64	$29.50	$28.51	$25.41

Total return (4)	1.41%	20.16%	5.88%	14.62%	25.45%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$2,831,956	$1,952,484	$1,569,450	$995,236	$785,161
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.26%	0.28%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.32%
Ratio of net investment income (loss) to average net assets	2.35%	2.42%	2.30%	2.14%	2.09%
Portfolio turnover rate (5)	14.57%	10.93%	9.34%	8.67%	5.90%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Less than $0.005 per share.

(4)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(5)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Health Care
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$33.17	$31.37	$28.80	$27.86	$25.36

Net investment income	0.56 (1)	0.44 (1)	0.37 (1)	0.36	0.32
Net realized and unrealized gain (loss) (2)	2.27	1.81	2.57	0.90	2.49

Total from investment operations	2.83	2.25	2.94	1.26	2.81

Net equalization credits and charges	(0.03)	(0.02)	0.02	0.03	0.03

Distributions to shareholders from:
Net investment income	(0.56)	(0.43)	(0.39)	(0.35)	(0.34)

Net asset value, end of period	$35.41	$33.17	$31.37	$28.80	$27.86

Total return (3)	8.49%	7.17%	10.32%	4.57%	11.22%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$2,075,363	$1,948,747	$1,617,139	$809,168	$316,268
Ratio of expenses to average net assets	0.23%	0.24%	0.25%	0.27%	0.28%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.31%
Ratio of net investment income (loss) to average net assets	1.64%	1.40%	1.20%	1.20%	1.21%
Portfolio turnover rate (4)	10.15%	3.81%	3.48%	7.15%	6.00%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(4)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Industrial
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$33.35	$30.14	$28.36	$23.26	$19.50

Net investment income	0.63 (1)	0.56	0.46 (1)	0.38 (1)	0.35 (1)
Net realized and unrealized gain (loss) (2)	7.60	3.23	1.79	5.12	3.70

Total from investment operations	8.23	3.79	2.25	5.50	4.05

Net equalization credits and charges	— (3)	(0.04)	(0.01)	(0.02)	0.04

Distributions to shareholders from:
Net investment income	(0.66)	(0.54)	(0.46)	(0.38)	(0.33)

Net asset value, end of period	$40.92	$33.35	$30.14	$28.36	$23.26

Total return (4)	24.88%	12.51%	7.87%	23.64%	21.07%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$1,989,147	$1,095,912	$717,293	$580,057	$580,292
Ratio of expenses to average net assets	0.23%	0.24%	0.25%	0.28%	0.27%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.30%
Ratio of net investment income (loss) to average net assets	1.69%	1.67%	1.54%	1.44%	1.59%
Portfolio turnover rate (5)	7.12%	3.01%	6.20%	2.98%	14.85%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Less than $0.005 per share.

(4)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(5)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Materials
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$31.67	$27.47	$27.54	$21.86	$17.74

Net investment income	0.85 (1)	0.80 (1)	0.58 (1)	0.50 (1)	0.44
Net realized and unrealized gain (loss) (2)	10.46	4.30	(0.06)	5.70	4.10

Total from investment operations	11.31	5.10	0.52	6.20	4.54

Net equalization credits and charges	(0.03)	(0.12)	(0.02)	(0.03)	0.05

Distributions to shareholders from:
Net investment income	(0.80)	(0.78)	(0.57)	(0.49)	(0.47)

Net asset value, end of period	$42.15	$31.67	$27.47	$27.54	$21.86

Total return (3)	35.97%	18.13%	1.78%	28.35%	26.04%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$1,724,848	$703,475	$757,085	$659,685	$447,072
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.27%	0.27%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.30%
Ratio of net investment income (loss) to average net assets	2.26%	2.57%	2.01%	1.96%	2.39%
Portfolio turnover rate (4)	8.94%	6.24%	16.06%	3.47%	3.94%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(4)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

FINANCIAL HIGHLIGHTS — (Continued)

	The Technology
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$21.99	$20.89	$19.10	$18.25	$11.84

Net investment income	0.20	0.19 (1)	0.47 (6)	0.13	0.10
Net realized and unrealized gain (loss) (2)	5.02	1.10	1.74	0.85	6.36

Total from investment operations	5.22	1.29	2.21	0.98	6.46

Net equalization credits and charges	— (3)	— (3)	— (3)	0.01	(0.01)

Distributions to shareholders from:
Net investment income	(0.21)	(0.19)	(0.42)	(0.14)	(0.04)

Net asset value, end of period	$27.00	$21.99	$20.89	$19.10	$18.25

Total return (4)	23.79%	6.20%	11.65%	5.37%	54.66%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$2,726,921	$1,817,902	$1,306,948	$936,192	$1,062,298
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.26%	0.28%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.32%
Ratio of net investment income (loss) to average net assets	0.85%	0.91%	2.33%	0.68%	0.65%
Portfolio turnover rate (5)	12.83%	11.30%	8.33%	2.87%	9.86%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Less than $0.005 per share.

(4)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(5)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

(6)	Net investment income per share reflects receipt of a special one time dividend from a portfolio holding (Microsoft Corp.) The effect of this dividend amounted to $0.31 per share.

FINANCIAL HIGHLIGHTS — (Continued)

	The Utilities
	Select Sector SPDR Fund
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	09/30/07	09/30/06	09/30/05	09/30/04	09/30/03

Net asset value, beginning of period	$33.97	$33.58	$25.10	$21.79	$18.57

Net investment income	1.10 (1)	1.08 (1)	0.98 (1)	0.85 (1)	0.81
Net realized and unrealized gain (loss) (2)	6.06	0.39	8.50	3.33	3.16

Total from investment operations	7.16	1.47	9.48	4.18	3.97

Net equalization credits and charges	(0.13)	(0.01)	(0.02)	(0.05)	0.06

Distributions to shareholders from:
Net investment income	(1.10)	(1.07)	(0.98)	(0.82)	(0.81)

Net asset value, end of period	$39.90	$33.97	$33.58	$25.10	$21.79

Total return (3)	20.83%	4.49%	38.18%	19.13%	22.16%

Ratios and supplemental data:
Net assets, end of period (in 000’s)	$2,734,750	$2,993,688	$2,057,493	$1,270,116	$1,181,940
Ratio of expenses to average net assets	0.23%	0.24%	0.26%	0.27%	0.27%
Ratio of expenses to average net assets before waivers	0.23%	0.24%	0.26%	0.30%	0.31%
Ratio of net investment income (loss) to average net assets	2.85%	3.34%	3.33%	3.64%	4.02%
Portfolio turnover rate (4)	9.80%	2.13%	4.40%	9.67%	5.70%

(1)	Per share numbers have been calculated using the average shares method, which more appropriately presents the per share data for the period.

(2)	The amounts shown at this caption for a share outstanding may not accord with the change in aggregate gains and losses in securities for the fiscal period because of the timing of sales and repurchases of Fund shares in relation to fluctuating market values for the Fund.

(3)	Total return is calculated assuming a purchase of shares at net asset value per share on the first day and a sale at net asset value per share on the last day of each period reported. Distributions are assumed, for the purposes of this calculation, to be reinvested at the net asset value per share on the respective payment dates of each Fund. Total return for a period of less than one year is not annualized. Broker commission charges are not included in the calculation.

(4)	Portfolio turnover rate excludes securities received or delivered from processing creations or redemptions on Select Sector SPDRs.

ADDITIONAL INFORMATION CONCERNING THE FUNDS

The charts on the following pages are provided to: (i) show the frequency at which the daily market price on the Exchange, the secondary market for shares of each Fund, was at a discount or premium to such Fund’s daily net asset value per Share (“NAV”); and (ii) compare each Fund’s total return at NAV with the total return based on market price and its Select Sector Index. The market price of each Fund generally is determined using the midpoint between the highest bid and the lowest offer on the Exchange, as of the time that the Fund’s NAV is calculated (referred to as the “Bid/Offer Midpoint”). Each Fund’s Bid/Offer Midpoint may at times be at, above or below its NAV. Each Fund’s market price may at times be at, above or below its NAV. The NAV of each Fund will fluctuate with changes in the market value of its portfolio holdings. The market price of each Fund will fluctuate in accordance with changes in its NAV, as well as supply and demand. All data presented below represents past performance, which cannot be used to predict future results.

(i)	Discount/Premium Information

The discount or premium is the percentage difference between the NAV and the market price of a Fund. A discount is the amount that a Fund is trading below the reported NAV, expressed as a percentage of the NAV. A premium is the amount that a Fund is trading above the reported NAV, expressed as a percentage of NAV.

(ii)	Total Return Information

Since Shares of each Fund did not trade on the Exchange until several days after each Fund’s inception, for the period from inception of each Fund (12/16/98) to the first day of trading of Shares of each Fund on the Exchange (12/22/98), the NAV of each Fund is used as a proxy for the secondary market trading price to calculate market returns.

The Consumer Discretionary Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	0	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Consumer			Consumer
			Discretionary			Discretionary
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	−13.36%	−13.02%	−13.21%	−13.36%	−13.02%	−13.21%
Five Years Ended 12/31/07	48.32%	48.96%	50.06%	8.20%	8.30%	8.46%
Since Inception (12/16/98)	44.13%	44.71%	47.74%	4.13%	4.17%	4.41%

The Consumer Staples Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	2	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Consumer			Consumer
			Staples			Staples
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	12.49%	12.93%	12.77%	12.49%	12.93%	12.77%
Five Years Ended 12/31/07	58.36%	58.97%	61.03%	9.63%	9.71%	10.00%
Since Inception (12/16/98)	28.00%	28.47%	31.35%	2.77%	2.81%	3.06%

The Energy Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	0	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Energy			Energy
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	36.34%	36.74%	36.75%	36.34%	36.74%	36.75%
Five Years Ended 12/31/07	281.19%	282.55%	287.15%	30.69%	30.78%	31.09%
Since Inception (12/16/98)	286.55%	287.35%	297.30%	16.13%	16.15%	16.47%

The Financial Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	1	0	0	1	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Financial			Financial
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	−18.77%	−18.59%	−18.63%	−18.77%	−18.59%	−18.63%
Five Years Ended 12/31/07	47.97%	48.57%	50.13%	8.15%	8.24%	8.47%
Since Inception (12/16/98)	57.37%	57.66%	61.01%	5.14%	5.16%	5.41%

The Health Care Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	0	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Health Care			Health Care
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	6.93%	7.11%	7.18%	6.93%	7.11%	7.18%
Five Years Ended 12/31/07	41.95%	42.38%	43.82%	7.26%	7.32%	7.54%
Since Inception (12/16/98)	59.95%	60.35%	64.00%	5.33%	5.36%	5.62%

The Industrial Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	2	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Industrial			Industrial
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	13.20%	13.70%	13.48%	13.20%	13.70%	13.48%
Five Years Ended 12/31/07	105.54%	106.04%	108.64%	15.50%	15.56%	15.85%
Since Inception (12/16/98)	96.52%	97.19%	101.99%	7.76%	7.80%	8.08%

The Materials Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	1	1	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Materials			Materials
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	21.98%	22.13%	22.08%	21.98%	22.13%	22.08%
Five Years Ended 12/31/07	133.87%	134.49%	137.65%	18.52%	18.58%	18.90%
Since Inception 12/16/98	148.30%	148.84%	155.98%	10.58%	10.61%	10.95%

The Technology Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended 12/31/07	0	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Technology			Technology
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	15.20%	15.81%	15.39%	15.20%	15.81%	15.39%
Five Years Ended 12/31/07	88.64%	89.76%	90.77%	13.54%	13.67%	13.79%
Since Inception (12/16/98)	−6.80%	−6.39%	4.88%	−0.78%	−0.73%	−0.55%

The Utilities Select Sector SPDR Fund

Frequency Distribution of Discounts and Premiums
Bid/Offer Midpoint vs. NAV
	Bid/Offer Midpoint Above NAV			Bid/Offer Midpoint Below NAV
	(Premium)			(Discount)
	50-99	100-200	>200	50-99	100-200	>200
	BASIS	BASIS	BASIS	BASIS	BASIS	BASIS
	POINTS	POINTS	POINTS	POINTS	POINTS	POINTS

One Year Ended: 12/31/07	1	0	0	0	0	0
251 Trading Days

	Cumulative Total Return			Average Annual Total Return
			Utilities			Utilities
	Net Asset	Market	Select	Net Asset	Market	Select
	Value	Value	Sector Index	Value	Value	Sector Index

One Year Ended 12/31/07	19.11%	19.36%	19.38%	19.11%	19.36%	19.38%
Five Years Ended 12/31/07	160.52%	161.78%	164.80%	21.11%	21.22%	21.50%
Since Inception (12/16/98)	99.09%	99.45%	102.95%	7.91%	7.93%	8.14%

WHERE TO LEARN MORE ABOUT THE SELECT SECTOR SPDR FUNDS

This Prospectus does not contain all the information included in the Registration Statement filed with the SEC with respect to each Select Sector SPDR Fund’s Shares. A SAI and the annual and semi-annual reports to shareholders, each of which is on file with the SEC, provide more information about each Select Sector SPDR Fund. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during the last fiscal year. The SAI and the financial statements included in the Trust’s most recent annual reports to shareholders are incorporated herein by reference (i.e., are legally part of this Prospectus). These materials may be obtained without charge, upon request, by writing to the Distributor, ALPS Distributors, Inc., at 1290 Broadway, Suite 1100, Denver, CO 80203, by visiting the Trust’s website at www.sectorspdrs.com, or by calling the following number:

Investor Information: (800) 843-2639

The Registration Statement, including this Prospectus, the SAI, and the exhibits as well as the reports may be reviewed and copied at the SEC’s Public Reference Room (100 F Street, NE, Washington D.C. 20549) or on the EDGAR Database on the SEC’s website (http://www.sec.gov). Information on the operation of the public reference room may be obtained by calling the SEC at 1-202-551-8090. You may get copies of this and other information after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

Shareholder inquiries may be directed to the Select Sector SPDR Funds in writing to ALPS Distributors, Inc. at 1290 Broadway, Suite 1100, Denver, CO 80203.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of a Select Sector SPDR Fund’s Shares, and, if given or made, the information or representations must not be relied upon as having been authorized by the Trust or any Select Sector SPDR Fund. Neither the delivery of this Prospectus nor any sale of Shares shall under any circumstance imply that the information contained herein is correct as of any date after the date of this Prospectus.

Dealers effecting transactions in a Select Sector SPDR Fund’s Shares, whether or not participating in this distribution, are generally required to deliver a Prospectus. This is in addition to any obligation of dealers to deliver a Prospectus when acting as underwriters.

The Trust’s Investment Company Act Number is 811-08837.